INDYMAC MBS, INC.

Depositor

INDYMAC BANK, F.S.B.

Seller and Master Servicer

DEUTSCHE BANK NATIONAL TRUST COMPANY

Trustee

________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2005

________________________________________

INDYMAC INDB MORTGAGE LOAN TRUST

2005-1

MORTGAGE PASS-THROUGH CERTIFICATES

Series INDB 2005-1

TABLE OF CONTENTS

Page

ARTICLE ONE DEFINITIONS	6
Section 1.01	Definitions.	6
Section 1.02	Rules of Construction.	35
ARTICLE TWO CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES	37
Section 2.01	Conveyance of Mortgage Loans.		37
	Section 2.02	Acceptance by the Trustee of the Mortgage Loans.	40

Section 2.03	Representations, Warranties, and Covenants of the Seller and the Master Servicer. 42
Section 2.04	Representations and Warranties of the Depositor as to the Mortgage Loans. 44
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions.	44
Section 2.06	Execution and Delivery of Certificates.	44
Section 2.07	REMIC Matters.	44
ARTICLE THREE ADMINISTRATION AND SERVICING OF MORTGAGE LOANS	45
Section 3.01	Master Servicer to Service Mortgage Loans.	45
Section 3.02	Subservicing; Enforcement of the Obligations of Subservicers.	45
Section 3.03	Rights of the Depositor and the Trustee in Respect of the Master Servicer. 46
Section 3.04	No Contractual Relationship Between Subservicers and the Trustee.	46
Section 3.05	Trustee to Act as Master Servicer.	46
Section 3.06	Collection of Mortgage Loan Payments; Servicing Accounts; Collection Account; Certificate Account; Distribution Account; Yield Maintenance Reserve Fund. 47
Section 3.07	Collection of Taxes, Assessments and Similar Items; Escrow Accounts.	51
Section 3.08	Access to Certain Documentation and Information Regarding the Mortgage Loans. 52
Section 3.09	Permitted Withdrawals from the Certificate Account, the Distribution Account and the Yield Maintenance Reserve Fund. 52
Section 3.10	Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies. 53
Section 3.11	Enforcement of Due-On-Sale Clauses; Assumption Agreements.	55
Section 3.12	Realization Upon Defaulted Mortgage Loans.	56
Section 3.13	Trustee to Cooperate; Release of Mortgage Files.	58
Section 3.14	Documents, Records and Funds in Possession of the Master Servicer to be Held for the Trustee. 59
Section 3.15	Servicing Compensation.	59
Section 3.16	Access to Certain Documentation.	59
Section 3.17	Annual Statement as to Compliance.	60
Section 3.18	Annual Independent Public Accountants’ Servicing Statement; Financial Statements. 60

i

Section 3.19	Errors and Omissions Insurance; Fidelity Bonds.	60
Section 3.20	Notification of Adjustments.	60
Section 3.21	Prepayment Charges.	61
ARTICLE FOUR DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER	62
ARTICLE FIVE THE CERTIFICATES	72
Section 5.01	The Certificates.	72
Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates. 72
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.	76
Section 5.04	Persons Deemed Owners.	76
Section 5.05	Access to List of Certificateholders’ Names and Addresses.	77
Section 5.06	Maintenance of Office or Agency.	77
ARTICLE SIX THE DEPOSITOR AND THE MASTER SERVICER	78
Section 6.01	Respective Liabilities of the Depositor and the Master Servicer.	78
Section 6.02	Merger or Consolidation of the Depositor or the Master Servicer.	78
Section 6.03	Limitation on Liability of the Depositor, the Seller, the Master Servicer, and Others. 78
Section 6.04	Limitation on Resignation of the Master Servicer.	79
ARTICLE SEVEN DEFAULT	80
Section 7.01	Events of Default.	80
Section 7.02	Trustee to Act; Appointment of Successor.	81
Section 7.03	Notification to Certificateholders.	82
ARTICLE EIGHT CONCERNING THE TRUSTEE	83

Section 8.10	Appointment of Co-Trustee or Separate Trustee.	88
Section 8.11	Tax Matters.	89
Section 8.12	Periodic Filings.	91
Section 8.13	Access to Records of Trustee.	92
ARTICLE NINE TERMINATION	93
Section 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans.	93
Section 9.02	Final Distribution on the Certificates.	94
Section 9.03	Additional Termination Requirements.	95
ARTICLE TEN MISCELLANEOUS PROVISIONS	96

SCHEDULES

Schedule I:	Mortgage Loan Schedule	S-I-1
Schedule II:	Representations and Warranties of the Seller/Master Servicer	S-II-1
Schedule III:	Representations and Warranties as to the Mortgage Loans	S-III-1
Schedule IV:	Form of Monthly Report	S-IV-1

EXHIBITS

Exhibit A:	Form of Senior Certificate (excluding Notional Amount Certificates)	A-1
Exhibit B:	Form of Subordinated Certificate	B-1
Exhibit C:	Form of Class A-R Certificate	C-1
Exhibit D:	Form of Notional Amount Certificate	D-1
Exhibit E	Form of Reverse of Certificates	E-1
Exhibit F:	Form of Class P Certificates	F-1
Exhibit G-1:	Form of Initial Certification of Trustee	G-1-1
Exhibit G-2:	[Reserved]	G-2-1
Exhibit G-3:	Form of Delay Delivery Certification	G-3-1
Exhibit G-4:	[Reserved]	G-4-1
Exhibit H-1:	Form of Final Certification of Trustee	H-1-1
Exhibit H-2:	[Reserved]	H-2-1
Exhibit I:	Form of Transfer Affidavit	I-1
Exhibit J:	Form of Transferor Certificate	J-1
Exhibit K:	Form of Investment Letter (Non-Rule 144A)	K-1
Exhibit L:	Form of Rule 144A Letter	L-1
Exhibit M:	Form of Request for Release (for Trustee)	M-1
Exhibit N:	Request for Release of Documents	N-1
Exhibit O:	Form of Trustee Certification	O-1

THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2005 (the “Agreement”), among INDYMAC MBS, INC., a Delaware corporation, as depositor (the “Depositor”), IndyMac Bank, F.S.B. (“IndyMac”), a federal savings bank, as seller (in that capacity, the “Seller”) and as master servicer (in that capacity, the “Master Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”),

W I T N E S S E T H T H A T

In consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. As provided in this Agreement, the Trustee shall elect that the Trust Fund (exclusive of the Yield Maintenance Agreements, the Yield Maintenance Reserve Fund and the Carryover Shortfall Reserve Fund) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, “REMIC 1” and the “Master REMIC”). Each Certificate, other than the Class A-R Certificate, will represent ownership of one or more regular interests in the Master REMIC for purposes of the REMIC Provisions. The Class A-R represents ownership of the sole class of residual interest in each REMIC created under this Agreement. The Master REMIC will hold as assets the several classes of uncertificated REMIC 1 Interests (other than the Class R-2 Interest). REMIC 1 will hold as assets all property of the Trust Fund (other than the Yield Maintenance Agreements, the Yield Maintenance Reserve Fund and the Carryover Shortfall Reserve Fund). Each REMIC 1 Interest (other than the Class R-1 Interest) is hereby designated as a regular interest in REMIC 1. The latest possible maturity date of all REMIC regular interests created in this Agreement shall be the Latest Possible Maturity Date.

REMIC 1

The REMIC 1 Interests will have the initial principal balances and Pass-Through Rates as set forth in the following table:

REMIC 1 Interests	Initial Class Certificate Balances(1)	Pass-Through Rate	Corresponding Certificates Classes
1-A-1	110,361,000.00	(2)	A-1
1-A-2	12,262,000.00	(2)	A-2
1-B-1	8,024,500.00	(2)	B-1
1-B-2	6,375,000.00	(2)	B-2
1-B-3	4,725,000.00	(2)	B-3
1-XX	141,747,500.00	(2)	N/A
1-P	100.00	(2)	P
1-ZZ	16,499,490.60	(2)	N/A

1-100	100.00(4)	(2)	A-R
R-1(5)	0.00	(5)	N/A

_______________

(1)

On each Distribution Date, Principal Amounts and Realized Losses will be allocated to the REMIC 1 Interests in such a manner that, following such allocations: (i) the principal balances of the REMIC 1 Marker Interests (other than the Class 1-XX Interest) will equal 50% of the Certificate Balance of their Corresponding Certificates for such Distribution Date, (ii) the Class 1-P Interest will have a principal balance equal to the Certificate Principal Balances of the Class P Certificates as of such Distribution Date, (iii) the Class 1-XX Interest will have a principal balance equal to 50% of the aggregate Certificate Principal Balances of the LIBOR Certificates as of such Distribution Date; (iv) the Class 1-100 Interest will have a principal balance equal to the Certificate Principal Balance of the Class A-R Certificates as of such Distribution Date; and (v) the Class 1-ZZ Interest will have a principal balance equal to the sum of the Certificate Principal Balances of the Class B-4, Class B-5, and Class B-6 Certificates.

(2)	The Weighted Average Adjusted Net Mortgage Rate.
(3)	The Class 1-P Interest will not bear interest but will be entitled to all Prepayment Charges collected in respect of the Mortgage Loans.
(4)	The Class R-1 Interest is the sole class of residual interest in REMIC 1. It has no principal amount and does not bear interest.

The Master REMIC

The following table sets forth the Class Designation, Initial Class Certificate Balance, Pass-Through Rate, Minimum Denominations and Integral Multiples in excess thereof in respect of the Certificates, each of which (other than the Class A-R Certificates) is hereby designated a regular interest in the Master REMIC, in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

Class Designation	Initial Class Certificate Balance	Pass-Through Rate	Minimum Denomination	Integral Multiples in Excess of Minimum
Class A-1	$220,722,000.00	Variable(1)	$ 25,000	$1,000
Class A-2	$24,524,000.00	Variable(1)	$ 25,000	$1,000
Class A-X	Notional(2)	Variable(3)	$ 25,000(4)	$1,000(4)
Class R-2	$100.00	Variable(5)(6)	$ 100	N/A
Class B-1	$16,049,000.00	Variable(1)	$ 25,000	$1,000
Class B-2	$12,750,000.00	Variable(1)	$ 25,000	$1,000
Class B-3	$9,450,000.00	Variable(1)	$ 25,000	$1,000
Class B-4	$8,700,000.00	Variable(6)	$ 25,000	$1,000
Class B-5	$4,200,000.00	Variable(6)	$ 100,000	$1,000
Class B-6	$3,599,490.60	Variable(6)	$ 100,000	$1,000
Class P	$100.00	(7)	$ 100	N/A

_______________

(1)

The Pass-Through Rates for the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates for any Interest Accrual Period for any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Net WAC Cap for that Distribution Date (with Net WAC Cap for each Interest Accrual Period multiplied by a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period). Solely for federal income tax purposes, the Pass-Through Rate on the first Distribution Date will equal the fixed rate produced by the sum of LIBOR and the applicable Pass-Through Margin for such Distribution Date.

(2)

The Class A-X Certificates will be Notional Amount Certificates and will bear interest on their Notional Amount, which will be $283,495,000.00 for the initial Interest Accrual Period. For federal income tax purposes only, the Class A-X Certificate will be treated as described in the second paragraph of note 3, below.

(3)

The Pass-Through Rate for the Class A-X Certificates for any Interest Accrual Period for any Distribution Date will be the excess, if any, of (i) the Net WAC Cap for that Distribution Date over (ii) the weighted average Pass-Through Rate on the LIBOR Certificates (with the Pass-Through Rate of each Class of LIBOR Certificates for each applicable Interest Accrual Period multiplied by a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30).

For federal income tax purposes only, the Class A-X Certificates will be entitled to a specified portion of the interest on the 1-A-1, 1-A-2, 1-B-1, 1-B-2, and 1-B-3 Interests equal to the excess of the Weighted Average Adjusted Net Mortgage Rate over the product of two and the weighted average interest rate of the REMIC 1 Marker Interests with each Interest (other than the Class 1-XX Interest) subject to a cap equal to the Pass-Through Rate of the corresponding Certificate Class and the Class 1-XX Interest subject to a cap of 0.00%. This specified portion shall be sufficient to entitle the Class A-X Certificate to all interest accrued on the REMIC 1 Interests less the interest accrued on the LIBOR Certificates, the Class B-4, Class B-5 and Class B-6 Certificates and the Class A-R Certificates and for any Distribution Date is payable from current interest on the Mortgage Loans.

(4)	Minimum denomination is based on the Notional Amount of such Class.
(5)

The Class R-2 Interest shall represent the sole class of residual interest in the Master REMIC. The Class A-R Certificates shall evidence ownership of both the Class R-1 Interest and the Class R-2 Interest.

(6)	The Pass-Through Rate for the Class A-R, Class B-4, Class B-5 and Class B-6 Certificates for any Interest Accrual Period for any Distribution Date will be the Net WAC Cap for that Distribution Date.
(7)	The Class P Certificates will not be entitled to any interest, but will be entitled to 100% of any Prepayment Charges paid on the Mortgage Loans.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest. It is not intended that the Class A-R Certificates be entitled to any cash flow pursuant to this Agreement except as provided in Section 4.02(a)(i) and (iii)(B).

For any purpose for which the Pass-Through Rates are calculated, the interest rate on the Mortgage Loans shall be appropriately adjusted to account for the difference between the monthly day count convention of the Mortgage Loans and the monthly day count convention of the regular interests issued by each of the REMICs. For purposes of calculating the Pass-Through Rates for each of the interests issued by each REMIC (other than the Master REMIC) created hereunder such rates shall be adjusted to equal a monthly day count convention based on a 30 day month for each Due Period and a 360-day year so that the Mortgage Loans and all regular interests will be using the same monthly day count convention.

Set forth below are designations of Classes of Certificates to the categories used in this Agreement:

Accretion Directed Certificates	None.

Accrual Certificates	None.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

COFI Certificates	None.

Components	None.

Component Certificates	None.

Delay Certificates	The Class A-X, Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

ERISA-Restricted Certificates

The Residual Certificates and the Private Certificates; the Retained Certificates until they have been subject to ERISA-Qualifying Underwriting; and Certificates of any Class that ceases to satisfy the rating requirements of the Underwriter’s Exemption.

LIBOR Certificates	Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates.

MTA Certificates	None.

Non-Delay Certificates	LIBOR Certificates.

Notional Amount Certificates	Class A-X Certificates.

Notional Amount Components	None.

Offered Certificates	All Classes of Certificates other than the Private Certificates.

Physical Certificates	Class A-R Certificates and the Private Certificates.

Planned Principal Classes	None.

Principal Only Certificates	None.

Principal Only Components	None.

Private Certificates	Class P, Class B-4, Class B-5 and Class B-6 Certificates.

Rating Agencies	Moody’s and S&P.

Regular Certificates	All Classes of Certificates other than the Class A-R Certificates.

Residual Certificate	Class A-R Certificates.

Retained Certificates	Class A-X Certificates.

Senior Certificates	Class A-1, Class A-2, Class A-X and Class A-R Certificates.

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Targeted Principal Classes	None.

Targeted Principal Component	None.

With respect to any of the foregoing designations as to which the corresponding reference is “None,” all defined terms and provisions in this Agreement relating solely to such designations shall be of no force or effect, and any calculations in this Agreement incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions in this Agreement relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE ONE

DEFINITIONS

Section 1.01	Definitions.

Unless the context requires a different meaning, capitalized terms are used in this Agreement as defined below.

Accretion Directed Certificates: As specified in the Preliminary Statement.

Accretion Direction Rule: Not applicable.

Accrual Amount: Not applicable.

Accrual Certificates: As specified in the Preliminary Statement.

Accrual Termination Date: Not applicable.

Accrued Interest Amount: Not applicable.

Adjusted Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

Adjusted Net Mortgage Rate: As to each Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate of that Mortgage Loan (as of the Due Date in the month preceding the month in which such Distribution Date occurs) less the Expense Fee Rate for that Mortgage Loan.

Adjustment Date: A date specified in each Mortgage Note as a date on which the Mortgage Rate on the related Mortgage Loan is subject to adjustment.

Advance: The payment required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee) on the Mortgage Loans that were due during the related Due Period and not received as of the close of business on the related Determination Date, together with an amount equivalent to interest on each REO Property, net of any net income from such REO Property, less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

Advance Notice: As defined in Section 4.01(b).

Advance Deficiency: As defined in Section 4.01(b).

Affiliate: With respect to any Person, any other Person controlling, controlled or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract, or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing. Affiliates also include any entities consolidated with the requirements of generally accepted accounting principles.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the last day of the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

Applicable Credit Support Percentage: As defined in Section 4.02(e).

Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinance Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinance Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinance Loan.

Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Certificate Account at the close of business on the related Determination Date, including any Subsequent Recoveries, net of the Amount Held for Future Distribution, net of Prepayment Charges and net of amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) - (viii), inclusive, of Section 3.09(a) and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i) - (ii), inclusive, of Section 3.09(b), (b) the amount of the related Advance, (c) in connection with Defective Mortgage Loans, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date, and (d) any amount deposited on the related Distribution Account Deposit Date pursuant to Section 3.10. The Holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution to the Holders of any other Class of Certificates.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss under this Agreement so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due under the Mortgage Loan or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount: As of any date of determination, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Loss Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading, qualification or withdrawal of the then current ratings assigned to the Classes of Certificates rated by it.

Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the State of California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Cap Counterparty: Bear Stearns Financial Products Inc.

Carryover Shortfall Amount: For the LIBOR Certificates and any Distribution Date, the sum of:

(i)

the excess, if any, of the amount of interest to which such Class would have been entitled if the Pass-Through Rate for such Class were calculated without regard to the Net WAC Cap, over the actual amount of interest to which such Class is entitled for such Distribution Date;

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and
(iii)

interest for the applicable Interest Accrual Period on the amount described in clause (ii) above based on the Pass-Through Rate for the applicable Class of Certificates, determined without regard to the Net WAC Cap.

Carryover Shortfall Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 4.07 of this Agreement but which is not an asset of any of the REMICs.

Certificate: Any one of the certificates issued by the Trust Fund and executed by the Trustee in substantially the forms attached as exhibits.

Certificate Account: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.06(d) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “IndyMac Bank, F.S.B., in trust for the registered holders of IndyMac INDB Mortgage Loan Trust 2005-1, Mortgage Pass-Through Certificates, Series INDB 2005-1.”

Certificate Balance: With respect to any Certificate (other than the Notional Amount Certificates) at any date of determination, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination thereof (A) plus any increases in the Certificate Balance of such Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries, (B) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated to that Certificate and, in the case of any Subordinated Certificates, all other reductions in Certificate Balance previously allocated to that Certificate pursuant to Section 4.05 and (C) in the case of any Class of Accrual Certificates, plus the Accrual Amount added to the Class Certificate Balance of such Class prior to such date. The Notional Amount Certificates have no Certificate Balances.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of the Book-Entry Certificate. For the purposes of this Agreement, in order for a Certificate Owner to enforce any of its rights under this Agreement, it shall first have to provide evidence of its beneficial ownership interest in a Certificate that is reasonably satisfactory to the Trustee, the Depositor and/or the Master Servicer, as applicable.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor is not Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect a consent has been obtained, except that if the Depositor or its affiliates own 100% of the Percentage Interests evidenced by a Class of Certificates, the Certificates shall be Outstanding for purposes of any provision of this Agreement requiring the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A-1 Yield Maintenance Agreement: The interest rate cap agreement between the Trust Fund and the Cap Counterparty relating to the Class A-1 Certificates.

Class A-2 Yield Maintenance Agreement: The interest rate cap agreement between the Trust Fund and the Cap Counterparty relating to the Class A-2 Certificates.

Class B-1 Yield Maintenance Agreement: The interest rate cap agreement between the Trust Fund and the Cap Counterparty relating to the Class B-1 Certificates.

Class B-2 Yield Maintenance Agreement: The interest rate cap agreement between the Trust Fund and the Cap Counterparty relating to the Class B-2 Certificates.

Class B-3 Yield Maintenance Agreement: The interest rate cap agreement between the Trust Fund and the Cap Counterparty relating to the Class B-3 Certificates.

Class Certificate Balance: For any Class (other than the Class A-X Certificates) as of any date of determination, the aggregate of the Certificate Balances of all Certificates of the Class as of that date.

Class Interest Shortfall: As to any Distribution Date and interest-bearing Class, the amount by which the amount described in clause (i) of the definition of Class Optimal Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i). For the avoidance of doubt, for purposes of this definition, amounts deposited in the Carryover Shortfall Reserve Fund shall be deemed to be distributed as interest to the Class A-X Certificates.

Class Optimal Interest Distribution Amount: With respect to any Distribution Date and interest-bearing Class, the sum of (i) interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class, on the related Class Certificate Balance or Notional Amount, as applicable, immediately prior to such Distribution Date, subject to reduction pursuant to Section 4.02(d) and (ii) any Class Unpaid Interest Amounts for such Class.

Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinated Certificates, the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class P Certificates) immediately prior to such Distribution Date.

Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest-bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

Closing Date: September 21, 2005.

CMT Index: Not applicable.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

COFI: Not applicable.

COFI Certificates: Not applicable.

Collection Account: As defined in Section 3.06(c).

Commission: The United States Securities and Exchange Commission.

Compensating Interest: For any Distribution Date, 0.125% multiplied by one-twelfth multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

Co-op Shares: Shares issued by a Cooperative Corporation.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and that governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Co-op Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Co-op Shares of the Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Mortgage Administration-IN05B1 (IndyMac MBS, Inc., IndyMac INDB Mortgage Loan Trust 2005-1, Mortgage Pass-Through Certificates, Series INDB 2005-1), and which is the address to which notices to and correspondence with the Trustee should be directed.

Cross-over Situation: Not applicable.

Cut-off Date: September 1, 2005.

Cut-off Date Pool Principal Balance: $299,994,590.60.

Cut-off Date Principal Balance: As to any Mortgage Loan, its Stated Principal Balance as of the close of business on the Cut-off Date.

Debt Service Reduction: For any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for the Mortgage Loan that became final and non-appealable, except a reduction resulting from a Deficient Valuation or a reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased pursuant to Section 2.02 or 2.03.

Deficient Valuation: For any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of the court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates: As specified in the Preliminary Statement.

Delay Delivery Certification: A certification substantially in the form of Exhibit G-2.

Delay Delivery Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule for which all or a portion of a related Mortgage File is not delivered to the Trustee by the Closing Date. The Depositor shall deliver the Mortgage Files to the Trustee:

(A)	for at least 70% of the Mortgage Loans, not later than the Closing Date and

(B)          for the remaining 30% of the Mortgage Loans, not later than five Business Days following the Closing Date.

To the extent that the Seller is in possession of any Mortgage File for any Delay Delivery Mortgage Loan, until delivery of the Mortgage File to the Trustee as provided in Section 2.01, the Seller shall hold the files as Master Servicer, as agent and in trust for the Trustee.

Deleted Mortgage Loan: As defined in Section 2.03(c).

Delinquent: A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due. The determination of whether a Mortgage Loan is “60 days Delinquent”, “90 days Delinquent”, etc. shall be made in a like manner.

Denomination: For each Certificate, the amount on the face of the Certificate as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face of the Certificate.

Depositor: IndyMac MBS, Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC.

Depository Participant: A broker, dealer, bank, or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the 18th day of each month or if that day is not a Business Day the next Business Day, except that if the next Business Day is less than two Business Days before the related Distribution Date, then the Determination Date shall be the Business Day preceding the 18th day of the month.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(e) in the name of the Trustee for the benefit of the Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered holders of IndyMac INDB Mortgage Loan Trust 2005-1, Mortgage Pass-Through Certificates, Series INDB 2005-1.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date: As to any Distribution Date, 12:30 P.M. Pacific time on the Business Day preceding the Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if that day is not a Business Day, the next Business Day, commencing in October 2005.

Due Date: For any Mortgage Loan and Distribution Date, the first day of the month in which such Distribution Date occurs.

Due Period: For any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Eleventh District COFI: Not applicable.

Eligible Account: Any of

(i)            an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of the holding company, but only if Moody’s is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or

(ii)	[reserved], or

(iii)         a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity, or

(iv)	any other account acceptable to each Rating Agency.

Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriter’s Exemption.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.07(a).

Event of Default: As defined in Section 7.01.

Excess Loss: The amount of any (i) Fraud Loss on the Mortgage Loans realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss on the Mortgage Loans realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss on the Mortgage Loans realized after the Bankruptcy Coverage Termination Date.

Excess Proceeds: For any Liquidated Mortgage Loan, the excess of

(a)           all Liquidation Proceeds from the Mortgage Loan received in the calendar month in which the Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advances with respect to the Mortgage Loan pursuant to Section 3.09(a)(iii), over

(b)           the sum of (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the Due Date in the month in which the Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date for which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date following the calendar month during which the liquidation occurred.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expense Fee Rate: As to each Mortgage Loan, the sum of (a) the related Servicing Fee Rate and (b) the Trustee Fee Rate.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, NY 10004, Attention: MBS Monitoring - IndyMac 2005-1, or any other address Fitch furnishes to the Depositor and the Master Servicer.

FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Fraud Loan: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount: As of the Closing Date, $8,999,837.72, subject to reduction from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 2.00% of the then current Stated Principal Balance of the Mortgage Loans in the case of the first anniversary and 1.00% of the then-current Stated Principal Balance of the Mortgage Loans in the case of the second, third and fourth such anniversaries and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Mortgage Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Rate for such Mortgage Loan.

Hedged Certificates: Any of the Class A-1, Class A-2, Class A-X, Class B-1, Class B-2 or Class B-3 Certificates.

Index: LIBOR.

Indirect Participant: A broker, dealer, bank, or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Bankruptcy Loss Coverage Amount: $163,338.21.

Initial LIBOR Rate: 3.772% per annum.

Insurance Policy: For any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period: With respect to each Class of Delay Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date. The Delay Certificates will accrue interest on the basis of a 360-day year consisting of twelve 30-day months. With respect to the Non-Delay Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding that Distribution Date. The Non-Delay Certificates will accrue interest on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Interest Determination Date: With respect to (a) any Interest Accrual Period for a Class of LIBOR Certificates and (b) any Interest Accrual Period for the COFI Certificates for which the applicable Index is LIBOR, the second Business Day prior to the first day of such Interest Accrual Period. With respect to any Interest Accrual Period for a Class of MTA Certificates, the fifteenth day prior to the commencement of that Interest Accrual Period.

Interest Rate: With respect to each REMIC 1 Interest, REMIC 2 Interest or Master REMIC Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

Interest Settlement Rate: As defined in Section 4.08.

Last Scheduled Distribution Date: The Distribution Date in the month immediately following the month of the latest scheduled maturity date for any of the Mortgage Loans.

Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Lender PMI Loans: Mortgage Loans with respect to which the lender rather than the borrower acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

LIBOR: The London interbank offered rate for one month United States dollar deposits calculated in the manner described in Section 4.08.

LIBOR Certificates: As specified in the Preliminary Statement.

LIBOR Determination Date: For any Interest Accrual Period, the second London Business Day prior to the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: For any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of the Distribution Date and as to which the Master Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of the Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds regardless of when received, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property, and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances, and Advances.

Loan-to-Value Ratio: For any Mortgage Loan and as of any date of determination, is the fraction whose numerator is the original principal balance of the related Mortgage Loan at that date of determination and whose denominator is the Appraised Value of the related Mortgaged Property.

London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Maintenance: For any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Master Servicer: IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as master servicer under this Agreement.

Master Servicer Advance Date: As to any Distribution Date, 12:30 P.M. Pacific time on the Business Day preceding the Distribution Date.

Maximum Mortgage Rate: For each Mortgage Loan, the percentage set forth in the related Mortgage Note as the lifetime maximum Mortgage Rate to which such Mortgage Rate may be adjusted.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The mortgage identification number for any MERS Mortgage Loan.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Moneyline Telerate Page 3750: The display page currently so designated on the Moneyline Telerate Information Services, Inc. (or any page replacing that page on that service for the purpose of displaying London inter-bank offered rates of major banks).

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

Moody’s: Moody’s Investors Service, Inc., or any successor thereto. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Loan Monitoring Group, or any other address that Moody’s furnishes to the Depositor and the Master Servicer.

Mortgage: The mortgage, deed of trust, or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Index: One-Year CMT Index, Six-Month LIBOR Index or One-Year LIBOR Index.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to this Agreement, as from time to time are held as a part of the Trust Fund (including any REO Property), the Mortgage Loans so held being identified on the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule: As of any date, the list set forth in Schedule I of Mortgage Loans included in the Trust Fund on that date. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the loan number;
(ii)	the street address of the Mortgaged Property, including the zip code;
(iii)	the maturity date;
(iv)	the original principal balance;
(v)	the Cut-off Date Principal Balance;
(vi)	the first payment date of the Mortgage Loan;
(vii)	the Scheduled Payment in effect as of the Cut-off Date;
(viii)	the Gross Margin in effect as of the Cut-off Date;
(ix)	the Maximum Mortgage Rate in effect as of the Cut-off Date;
(x)	the Adjustment Date in effect as of the Cut-off Date;
(xi)	a code indicating the applicable Mortgage Index and when the Mortgage Index is determined;
(xii)	the Loan-to-Value Ratio at origination;
(xiii)	a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;
(xiv)

a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a dwelling in a PUD, (c) a condominium unit, (d) a two- to four-unit residential property, or (e) a Cooperative Unit;

(xv)	the Mortgage Rate in effect as of the Cut-off Date;
(xvi)	the purpose for the Mortgage Loan;

(xvii)	the type of documentation program pursuant to which the Mortgage Loan was originated;
(xviii)	a code indicating whether the Mortgage Loan is a borrower-paid mortgage insurance loan;
(xix)	the Servicing Fee Rate;
(xx)	a code indicating whether the Mortgage Loan is a Lender PMI Loan;
(xxi)	the coverage amount of any mortgage insurance;
(xxii)	with respect to the Lender PMI Loans, the interest premium charged by the lender;
(xxiii)	a code indicating whether the Mortgage Loan is a Delay Delivery Mortgage Loan; and
(xxiv)	a code indicating whether the Mortgage Loan is a MERS Mortgage Loan.

The schedule shall also set forth the total of the amounts described under (v) above for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time (net of the interest premium for any Lender PMI Loan).

Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Co-op Shares and Proprietary Lease.

Mortgagor: The obligors on a Mortgage Note.

MTA: Not applicable.

MTA Certificates: As defined in the Preliminary Statement.

MTA Index: Not applicable.

National Cost of Funds Index: Not applicable.

Net Interest Shortfall: With respect to any Distribution Date, an amount equal to any Net Prepayment Interest Shortfalls for that Distribution Date and the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction.

Net Prepayment Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Prepayment Interest Shortfalls for such Distribution Date exceeds the Compensating Interest for such Distribution Date.

Net WAC Cap: For any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans for that Distribution Date.

Non-Delay Certificates: As specified in the Preliminary Statement.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer, that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class A-X Certificates and immediately prior to any Distribution Date, the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date.

Notional Amount Certificates: As specified in the Preliminary Statement.

Notional Amount Component: As specified in the Preliminary Statement.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee as required by this Agreement.

One-Year CMT Index: The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(591) and most recently available as of a day specified in the related Mortgage Note.

One-Year LIBOR Index: The average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first Business Day of the month immediately preceding the month of, such Adjustment Date.

Opinion of Counsel: For the interpretation or application of the REMIC Provisions, a written opinion of counsel who (i) is in fact independent of the Depositor and the Master Servicer, (ii) does not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) is not connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions. Otherwise, a written opinion of counsel who may be counsel for the Depositor or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee.

Optional Termination Date: As defined in Section 9.01.

Original Applicable Credit Support Percentage: With respect to each of the following Classes of Subordinated Certificates, the corresponding percentage described below, as of the Closing Date:

Class B-1	18.25%
Class B-2	12.90%
Class B-3	8.65%
Class B-4	5.50%
Class B-5	2.60%
Class B-6	1.20%

Original Mortgage Loan: The Mortgage Loan refinanced in connection with the origination of a Refinance Loan.

Original Subordinated Principal Balance: The aggregate Class Certificate Balance of the Subordinated Certificates as of the Closing Date.

OTS: The Office of Thrift Supervision.

Outside Reference Date: Not applicable.

Outstanding: For the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)	Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and
(ii)	Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full before the Due Date or during the related Prepayment Period and that did not become a Liquidated Mortgage Loan before the Due Date.

Overcollateralized Group: Not applicable.

Ownership Interest: As to any Residual Certificate, any ownership interest in the Certificate including any interest in the Certificate as its Holder and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Margin: For each Class of LIBOR Certificates for the Interest Accrual Period related to any Distribution Date, as follows:

	(1)	(2)
Class A-1	0.300%	0.600%
Class A-2	0.360%	0.720%
Class B-1	0.500%	0.750%
Class B-2	0.700%	1.050%
Class B-3	1.450%	2.175%

__________

(1)	For the Interest Accrual Period for each Distribution Date occurring on or prior to the Optional Termination Date.
(2)	For each other Interest Accrual Period.

Pass-Through Rate: For each Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, the percentage interest being set forth on its face or equal to the percentage obtained by dividing the Denomination of the Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: At any time, any of the following:

(i)           obligations of the United States or any agency thereof backed by the full faith and credit of the United States;

(ii)          general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(iii)         commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies , as evidenced by a signed writing delivered by each Rating Agency;

(iv)         certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or long-term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(v)           demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vi)         guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation acceptable to the Rating Agencies at the time of the issuance of the agreements, as evidenced by a signed writing delivered by each Rating Agency;

(vii)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; provided that such repurchase obligation would be accounted for as a financing arrangement under generally accepted accounting principles;

(viii)       securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s the rating shall be the highest commercial paper rating of Moody’s for the securities), or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency and that have a maturity date occurring no more than 365 days from their date of issuance;

(ix)         units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except (i) if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody’s and (ii) if S&P is a Rating Agency, “AAAm” or “AAAM-G” by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x)           any other investments bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency.

No Permitted Investment may (i) evidence the right to receive interest-only payments with respect to the obligations underlying the instrument, (ii) be sold or disposed of before its maturity or (iii) be any obligation of the Seller or any of its Affiliates. Any Permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment. Any Permitted Investment shall be sold or disposed of in accordance with Financial Accounting Standard 140, paragraph 35c(6) in effect as of the Closing Date.

Permitted Transferee: Any person other than

(i)            the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing,

(ii)          a foreign government, International Organization, or any agency or instrumentality of either of the foregoing,

(iii)         an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate,

(iv)	a rural electric and telephone cooperative described in section 1381(a)(2)(C) of the Code,
(v)	an “electing large partnership” as defined in section 775 of the Code,
(vi)	a Person that is not a U.S. Person, and

(vii)        any other Person so designated by the Depositor based on an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to the Person may cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Planned Balance: Not applicable.

Planned Principal Classes: As specified in the Preliminary Statement.

Pool Stated Principal Balance: The aggregate Stated Principal Balance of the Mortgage Loans.

Prepayment Charge: As to a Mortgage Loan, any charge payable by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust Fund being identified in the Prepayment Charge Schedule.

Prepayment Charge Period: As to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

Prepayment Charge Schedule: As of any date, the list of Prepayment Charges included in the Trust Fund on that date (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

•	the Mortgage Loan account number;
•	a code indicating the type of Prepayment Charge;
•	the state of origination in which the related Mortgage Property is located;
•	the first date on which a monthly payment is or was due under the related Mortgage Note;
•	the term of the Prepayment Charge;
•	the original principal amount of the related Mortgage Loan; and
•	the Cut-off Date Principal Balance of the related Mortgage Loan.

The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with this Agreement.

Prepayment Interest Excess: As to any Principal Prepayment received by the Master Servicer on a Mortgage Loan from the first day through the fifteenth day of any calendar month other than the month of the Cut-off Date, all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be retained by the Master Servicer as additional master servicing compensation.

Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) and on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month’s interest at the related Mortgage Rate, net of the Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period: As to any Distribution Date and related Due Date, the period from and including the 16th day of the month immediately prior to the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) and to and including the 15th day of the month of such Distribution Date.

Prepayment Shift Percentage: Not applicable.

Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Amount: As to any Distribution Date, the sum of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each Mortgage Loan that was repurchased by the Seller pursuant to this Agreement as of such Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (f) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period and (g) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of such Distribution Date.

Principal Balance Schedules: Not applicable.

Principal Deficiency Amount: Not applicable.

Principal Only Certificates: As specified in the Preliminary Statement.

Principal Only Component: As specified in the Preliminary Statement.

Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan (including the principal portion of the Purchase Price of any Mortgage Loan purchased pursuant to Section 3.12) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date in any month after the month of prepayment. The Master Servicer shall apply partial Principal Prepayments in accordance with the related Mortgage Note.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Relocation Payment: Not applicable.

Private Certificates: As specified in the Preliminary Statement.

Pro Rata Share: As to any Distribution Date and any Class of Subordinated Certificates, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Subordinated Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate of the Class Certificate Balances of the Subordinated Certificates, in each case immediately prior to such Distribution Date.

Proprietary Lease: For any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Co-op Shares.

Prospectus Supplement: The Prospectus Supplement dated September 16, 2005, relating to the Offered Certificates, and any supplement to the Prospectus Supplement.

PUD: Planned Unit Development.

Purchase Price: For any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02 or 2.03 or purchased by the Master Servicer pursuant to Section 3.12, the sum of

(i)	100% of the unpaid principal balance of the Mortgage Loan on the date of the purchase,

(ii)          accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Master Servicer or (y) if the purchaser is the Seller and the Seller is the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, net of any unreimbursed Advances made by the Master Servicer on the Mortgage Loan, and

(iii)         any costs and damages incurred by the Trust Fund in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.

If the Mortgage Loan is purchased pursuant to Section 3.12, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Adjusted Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which the Mortgage Loan is assigned to the Master Servicer pursuant to Section 3.12.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over the insurer in connection with the insurance policy issued by the insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any of them or a successor is no longer in existence, “Rating Agency” shall be the nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References to a given rating or rating category of a Rating Agency means the rating category without giving effect to any modifiers.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced by such Subsequent Recoveries.

Recognition Agreement: For any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of the Mortgage Loan that establishes the rights of the originator in the Cooperative Property.

Record Date: With respect to any Distribution Date and any Definitive Certificate and the Delay Certificates, the close of business on the last Business Day of the month preceding the month of that Distribution Date. With respect to any Distribution Date and the LIBOR Certificates as long as they are Book-Entry Certificates, the Business Day immediately prior to such Distribution Date.

Reference Bank: As defined in Section 4.08.

Refinance Loan: Any Mortgage Loan the proceeds of which are used to refinance an Original Mortgage Loan.

Regular Certificates: As specified in the Preliminary Statement.

Relief Act: The Servicemembers Civil Relief Act.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or any similar state or local laws, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC 1 Marker Interests: The 1-A-1, 1-A-2, 1-B-1, 1-B-2, 1-B-3, and 1-XX REMIC 1 Interests.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Request for Release: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

Required Insurance Policy: For any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Required Reserve Fund Deposit: With respect to the Class A-X Certificates and any Distribution Date, an amount equal to the lesser of (i) the amount calculated pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount for the Class A-X Certificates for such Distribution Date and (ii) the amount, if any, required to bring the balance on deposit in the Carryover Shortfall Reserve Fund up to an amount equal to the greater of (a) the aggregate remaining Carryover Shortfall Amount for such Distribution Date with respect to the Class A-1 and Class A-2 Certificates (after distributing amounts in the Yield Maintenance Reserve Fund to the Class A-1 and Class A-2 Certificates as provided in Section 3.06(g)) and (b) $1,000.

Residual Certificates: As specified in the Preliminary Statement.

Responsible Officer: When used with respect to the Trustee, any Managing Director, any Director, Vice President, any Assistant Vice President, any Associate, any Assistant Secretary, any Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

Restricted Classes: As defined in Section 4.02(e).

SAIF: The Savings Association Insurance Fund, or any successor thereto.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or any other address that S&P furnishes to the Depositor and the Master Servicer.

Scheduled Balance: Not applicable.

Scheduled Classes: As specified in the Preliminary Statement.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: For any Cooperative Loan, the agreement between the owner of the related Co-op Shares and the originator of the related Mortgage Note that defines the security interest in the

Co-op Shares and the related Proprietary Lease.

Seller: IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Certificates: As specified in the Preliminary Statement.

Senior Credit Support Depletion Date: Not applicable.

Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class P Certificates) immediately prior to that Distribution Date.

Senior Prepayment Percentage: As to any Distribution Date during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided in this Agreement, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both Senior Step Down Conditions are satisfied with respect to the Mortgage Loans. Notwithstanding the foregoing, if (x) on or before the Distribution Date in September 2008, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the Closing Date, the delinquency test set forth in clause (i) of the definition of Senior Step Down Conditions is satisfied and cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the Subordinated Percentage for that Distribution Date and (y) after the Distribution Date in September 2008, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the Closing Date, the delinquency test set forth in clause (i) of the definition of Senior Step Down Conditions is satisfied and cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date.

Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for such Distribution Date, (ii) with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date and (y) either (A) if no Excess Losses were sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the Liquidation Proceeds allocable to principal received on the Mortgage Loan or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a

Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Bankruptcy Loss.

Senior Step Down Conditions: As to any Distribution Date: (i) the aggregate Stated Principal Balance of all the Mortgage Loans 60 days or more Delinquent (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, REO Property (regardless of whether that Mortgage Loan is 60 days or more Delinquent) and Mortgage Loans the Mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the Subordinated Certificates immediately prior to such Distribution Date, does not equal or exceed 50%, and (ii) cumulative Realized Losses do not exceed: (a) commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the Original Subordinated Principal Balance, (b) commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the Original Subordinated Principal Balance, (c) commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the Original Subordinated Principal Balance, (d) commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the Original Subordinated Principal Balance, and (e) commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date and thereafter, 50% of the Original Subordinated Principal Balance.

Servicing Account: The separate Eligible Account or Accounts created and maintained pursuant to Section 3.06(b).

Servicing Advances: All customary, reasonable, and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including the cost of

(a)	the preservation, restoration, and protection of a Mortgaged Property,

(b)           expenses reimbursable to the Master Servicer pursuant to Section 3.12 and any enforcement or judicial proceedings, including foreclosures,

(c)	the maintenance and liquidation of any REO Property,
(d)	compliance with the obligations under Section 3.10, and

(e)           reasonable compensation to the Master Servicer or its affiliates for acting as broker in connection with the sale of foreclosed Mortgaged Properties and for performing certain default management and other similar services (including appraisal services) in connection with the servicing of defaulted Mortgage Loans. For purposes of this clause (e), only costs and expenses incurred in connection with the performance of activities generally considered to be outside the scope of customary servicing or master servicing duties shall be treated as Servicing Advances.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, one month’s interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan, or, whenever a payment of interest accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan for the period covered by the payment of interest, subject to reduction as provided in Section 3.15.

Servicing Fee Rate: For each Mortgage Loan, 0.375% per annum.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as the list may from time to time be amended.

Servicing Standard: That degree of skill and care exercised by the Master Servicer with respect to mortgage loans comparable to the Mortgage Loans serviced by the Master Servicer for itself or others.

Shift Percentage: Not applicable.

Six-Month LIBOR Index: The average of the London interbank offered rates for six month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first Business Day of the month immediately preceding the month of, such Adjustment Date.

Special Hazard Coverage Termination Date: The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.10 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)	normal wear and tear;

(b)           fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)           errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)           nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”

(e)           hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

1.            by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.	by military, naval or air forces; or
3.	by an agent of any such government, power, authority or forces;

(f)           any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)          insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $3,999,945.91. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate of the principal balances of all Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

Startup Day: The Closing Date.

Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to the sum of: (i) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor and (ii) any Liquidation Proceeds allocable to principal received in the prior calendar month and any Principal Prepayments received through the last day of the related Prepayment Period, in each case, with respect to such Mortgage Loan.

Subordinated Certificates: As specified in the Preliminary Statement.

Subordinated Percentage: As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

Subordinated Prepayment Percentage: For any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

Subordinated Principal Distribution Amount: As to any Distribution Date and the Subordinated Certificates, the sum of the following: (i) the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount with respect to such Distribution Date, (ii) with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date, and (iii) the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount with respect to such Distribution Date.

Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.09) specifically related to such Liquidated Mortgage Loan.

Subservicer: As defined in Section 3.02(a).

Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan that must, on the date of substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M,

(i)           have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (unless the amount of any shortfall is deposited by the Seller in the Certificate Account and held for distribution to the Certificateholders on the related Distribution Date);

(ii)          have a Mortgage Rate no lower than and not more than 1% per annum higher than the Deleted Mortgage Loan;

(iii)         have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan;

(iv)	[Reserved];

(v)           have the same Mortgage Index and interval between Adjustment Dates as the deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher than, and not lower than that of the deleted Mortgage Loan;

(vi)	have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;

(vii)        have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

(viii)       not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; and

(ix)	comply with each representation and warranty in Section 2.03.

Substitution Adjustment Amount: As defined in Section 2.03.

Suspension Notification: Notification to the Commission of the suspension of the Trust Fund’s obligation to file reports pursuant to Section 15(d) of the Exchange Act.

Targeted Balance: Not applicable.

Targeted Principal Classes: As specified in the Preliminary Statement.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trust Fund: The corpus of the trust created under this Agreement consisting of

(i)            the Mortgage Loans and all interest and principal received on them after the Cut-off Date, other than amounts due on the Mortgage Loans by the Cut-off Date;

(ii)          the Certificate Account, the Distribution Account, the Yield Maintenance Reserve Fund, the Carryover Shortfall Reserve Fund and all amounts deposited therein pursuant to this Agreement (including amounts received from the Seller on the Closing Date that will be deposited by the Trustee in the Certificate Account pursuant to Section 2.01);

(iii)         property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure, or otherwise;

(iv)         the right to collect any amounts under any mortgage insurance policies covering any Mortgage Loan and any collections received under any mortgage insurance policies covering any Mortgage Loan;

(v)           all rights to receive amounts under, and to enforce remedies in, the Yield Maintenance Agreements; and

(vi)	all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee: Deutsche Bank National Trust Company and its successors and, if a successor trustee is appointed under this Agreement, the successor.

Trustee Fee: The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date).

Trustee Fee Rate: 0.01% per annum.

The terms “United States,” “State,” and “International Organization” have the meanings in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

UCC: The Uniform Commercial Code for the State of New York.

Undercollateralized Group: Not applicable.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor, including without limitation, FAN 97-03E (December 9, 1996) (as amended by Prohibited Transaction Exemption 97-34) and any successor thereto.

United States Person or U.S. Person:

(i)	A citizen or resident of the United States;

(ii)          a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;

(iii)         a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);

(iv)         an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or

(v)           a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons before that date, may elect to continue to be U.S. Persons.

U.S.A. Patriot Act: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

Voting Rights: The portion of the voting rights of all of the Certificates that is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates (the Voting Rights to be allocated among the holders of Certificates of each Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Holder of the Class A-R Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Offered Certificates (other than the Class A-R Certificates) in proportion to the Certificate Balances of the respective Certificates on the date. The Class P Certificates shall have no Voting Rights.

Weighted Average Adjusted Net Mortgage Rate: For any Distribution Date, the average of the Adjusted Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date in the month prior to the month in which such Distribution Date occurs (after giving effect to Principal Prepayments in the Prepayment Period related to such prior Due Date).

Withdrawal Date: The 18th day of each month, or if such day is not a Business Day, the next preceding Business Day.

Yield Maintenance Agreements: The Class A-1 Yield Maintenance Agreement, the Class A-2 Yield Maintenance Agreement, the Class B-1 Yield Maintenance Agreement, the Class B-2 Yield Maintenance Agreement and the Class B-3 Yield Maintenance Agreement.

Yield Maintenance Reserve Fund: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(g) in the name of the Trustee for the benefit of the Holders of the LIBOR Certificates and designated “Deutsche Bank National Trust Company in trust for registered holders of IndyMac INDB Mortgage Loan Trust 2005-1, Mortgage Pass-Through Certificates, Series INDB 2005-1, LIBOR Certificates.” Funds in the Yield Maintenance Reserve Fund shall be held in trust for the Holders of the related Classes of Certificates for the uses and purposes set forth in this Agreement. The Yield Maintenance Reserve Fund will not be an asset of any REMIC.

Section 1.02	Rules of Construction.

Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise

(a)           References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as “Section 6.12 (a),” refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.

(b)           Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

(c)           Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available and things may happen from time to time.

(d)           The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e)           A reference to “a [thing]” or “any [of a thing]” does not imply the existence or occurrence of the thing referred to even though not followed by “if any,” and “any [of a thing]” is any of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase “the obligors on a note” means “the obligor or obligors on a note”). “Until [something occurs]” does not imply that it must occur, and will not be modified by the word “unless.” The word “due” and the word “payable” are each used in the sense that the stated time for payment has passed. The word “accrued” is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an “excess” does not exist. Portions of things may be expressed as fractions or percentages interchangeably.

(f)           All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions contained in this Agreement shall control. Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code are used in this Agreement as defined in the Uniform Commercial Code.

(g)           In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words “from” and “beginning” mean “from and including,” the word “after” means “from but excluding,” the words “to” and “until” mean “to but excluding,” and the word “through” means “to and including.” Likewise, in setting deadlines or other periods, “by” means “by.” The words

“preceding,” “following,” and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.

(h)           Any reference to the enforceability of any agreement against a party means that it is enforceable, subject as to enforcement against the party, to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE TWO

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Mortgage Loans.

(a)           The Seller, concurrently with the execution and delivery of this Agreement, hereby transfers to the Depositor, without recourse, all the interest of the Seller in each Mortgage Loan, including all interest and principal received or receivable by the Seller on each Mortgage Loan after the Cut-off Date and all interest and principal payments on each Mortgage Loan received before the Cut-off Date for installments of interest and principal due after the Cut-off Date but not including payments of principal and interest due by the Cut-off Date. By the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor’s direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Mortgage Loan listed in the Mortgage Loan Schedule (except that, in the case of Mortgage Loans that are Delay Delivery Mortgage Loans, such delivery may take place within five Business Days of the Closing Date) as of the Closing Date. The delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Mortgage Loans. Also on the Closing Date the Depositor shall deposit $100 into a separate non-interest bearing account for the benefit of the Class P Certificates and $1,000 into the Carryover Shortfall Reserve Fund.

(b)           The Depositor, concurrently with the execution and delivery of this Agreement, hereby transfers to the Trustee for the benefit of the Certificateholders, without recourse, all the interest of the Depositor in the Trust Fund, together with the Depositor’s right to require the Seller to cure any breach of a representation or warranty made in this Agreement by the Seller or to repurchase or substitute for any affected Mortgage Loan in accordance with this Agreement. The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Yield Maintenance Agreements and each of the Depositor, the Seller and the Master Servicer acknowledge and agree that the Trustee does so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

(c)           In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered (or, in the case of the Delay Delivery Mortgage Loans, will deliver to the Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans), for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)            The original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of _______________ ______________without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each endorsement being sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note) or a lost note affidavit for any Lost Mortgage Note from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of the Mortgage Note.

(ii)          Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by the applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM

Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

(iii)         In the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of the mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; provided, further, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

(iv)         The original or copies of each assumption, modification, written assurance, or substitution agreement.

(v)           Except as provided below, the original or duplicate original lender’s title policy and all its riders.

(vi)	The originals of the following documents for each Cooperative Loan:
	(A)	the Co-op Shares, together with a stock power in blank;
	(B)	the executed Security Agreement;
	(C)	the executed Proprietary Lease;
	(D)	the executed Recognition Agreement;

(E)          the executed UCC-1 financing statement that has been filed in all places required to perfect the Seller’s interest in the Co-op Shares and the Proprietary Lease with evidence of recording on it; and

(F)          executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation). If in connection with any Mortgage Loan the Depositor cannot deliver

(a)	the original recorded Mortgage,
(b)	all interim recorded assignments, or
(c)	the lender’s title policy (together with all its riders).

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS® System to indicate that the Mortgage Loans sold by the Seller to the Depositor have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage

Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan sold by the Seller to the Depositor during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery of this Agreement because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Master Servicer or the Depositor by the applicable title insurer in the case of clause (v)above, then the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, the original Mortgage or the interim assignment, as the case may be, with evidence of recording indicated on when it is received from the public recording office, or a copy of it, certified, if appropriate, by the relevant recording office and in the case of clause (v) above, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or duplicate copy thereof to be delivered to the Trustee upon receipt thereof. The delivery of the original Mortgage Loan and each interim assignment or a copy of them, certified, if appropriate, by the relevant recording office, shall not be made later than one year following the Closing Date, or, in the case of clause (v) above, later than 120 days following the Closing Date. If the Depositor is unable to deliver each Mortgage by that date and each interim assignment because any documents have not been returned by the appropriate recording office, or, in the case of each interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver the documents to the Trustee as promptly as possible upon their receipt and, in any event, within 720 days following the Closing Date.

The Depositor shall forward to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee. If the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver the required document to the public recording office. If a public recording office retains the original recorded Mortgage or if a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of the Mortgage certified by the public recording office to be a true and complete copy of the original recorded Mortgage.

As promptly as practicable after any transfer of a Mortgage Loan under this Agreement, and in any event within thirty days after the transfer, the Trustee shall (i) affix the Trustee’s name to each assignment of Mortgage, as its assignee, and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, if the Trustee has not received the information required to deliver any assignment of a Mortgage for recording, the Trustee shall deliver it as soon as practicable after receipt of the needed information and in any event within thirty days.

The Trustee need not record any assignment that relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction

(including Puerto Rico) under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller’s expense) to the Trustee, recording the assignment is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan. The Seller shall deliver such Opinion of Counsel within 90 days of the Closing Date.

If any Mortgage Loans have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of the prepayment that is required to be deposited in the Certificate Account pursuant to Section 3.06.

Notwithstanding anything to the contrary in this Agreement, within five Business Days after the Closing Date, the Seller shall either

(x)           deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or

(y)           (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Substitute Mortgage Loan for a Delay Delivery Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions in Section 2.03 (treating each such Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03);

provided, however, that if the Seller fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the period specified herein, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver. At the end of such period, the Trustee shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such period in accordance with the provisions of Section 2.02.

(d)           The Seller agrees to treat the transfer of the Mortgage Loans to the Depositor as a sale for all tax, accounting, and regulatory purposes.

(e)           It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” (or any other similarly designated loan) as defined in the New Jersey Home Ownership Act effective November 27, 2003, The Home Loan Protection Act of New Mexico effective January 1, 2004, The Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or The Indiana Home Loan Practices Act effective January 1, 2005.

Section 2.02	Acceptance by the Trustee of the Mortgage Loans.

The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form of Exhibit G-1, and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files for the Mortgage Loans, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies. The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer and the Seller an Initial

Certification in the form of Exhibit G-1. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loans. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

By the thirtieth day after the Closing Date (or if that day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer, and the Seller a Delay Delivery Certification with respect to the Mortgage Loans substantially in the form of Exhibit G-2, with any applicable exceptions noted thereon.

By the ninetieth day after the Closing Date (or if that day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and the Seller a Final Certification with respect to the Mortgage Loans in the form of Exhibit H, with any applicable exceptions noted thereon.

If, in the course of its review, the Trustee finds any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification. The Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct any defect that materially and adversely affects the interests of the Certificateholders within 90 days from the date it was so notified of the defect and, if the Seller does not correct the defect within that period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the pursuant Section 2.03, or (b) purchase the Mortgage Loan at its Purchase Price from the Trustee within 90 days from the date the Seller was notified of the defect in writing.

If a substitution or purchase of a Mortgage Loan pursuant to this provision is required because of a delay in delivery of any documents by the appropriate recording office, or there is a dispute between either the Master Servicer or the Seller and the Trustee over the location or status of the recorded document, then the substitution or purchase shall occur within 720 days from the Closing Date. In no other case may a substitution or purchase occur more than 540 days from the Closing Date.

The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) that has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of the Mortgage Loan. The notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected before the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, and any substitution pursuant to (a) above shall not be effected before the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for the month.

The Purchase Price for any Mortgage Loan shall be deposited by the Seller in the Certificate Account by the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of the deposit and certification with respect thereto in the form of Exhibit O, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller’s request any instruments of transfer or assignment prepared by the Seller, in each case without recourse, necessary to vest in the Seller, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of any other documents or instruments constituting the Mortgage File that come into the possession of the Master Servicer from time to time.

The obligation of the Seller to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting the defect available to the Trustee, the Depositor, and any Certificateholder against the Seller.

Section 2.03        Representations, Warranties, and Covenants of the Seller and the Master Servicer.

(a)           IndyMac, in its capacities as Seller and Master Servicer, makes the representations and warranties in Schedule II, and by this reference incorporated in this Agreement, to the Depositor and the Trustee, as of the Closing Date.

(b)           The Seller, in its capacity as Seller, makes the representations and warranties in Schedule III, and by this reference incorporated in this Agreement, to the Depositor and the Trustee, as of the Closing Date, or if so specified in Schedule III, as of the Cut-off Date.

(c)           Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. A breach of the representation or warranty made pursuant to clauses (28), (34), (42) and (45) of Schedule III will be deemed to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan. The Seller covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if the 90-day period expires before the second anniversary of the Closing Date, remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in accordance with this Section 2.03; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below. Any substitution pursuant to (i) above shall not be effected before the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 and a Request for Release substantially in the form of Exhibit N, and the Mortgage File for any Substitute Mortgage Loan. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for the breach.

With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the

Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of the Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon the substitution, the Substitute Mortgage Loans shall be subject to this Agreement in all respects, and the Seller shall be deemed to have made with respect to the Substitute Mortgage Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to the Mortgage Loan. Upon any substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with the substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to the Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage and interest thereon (the “Substitution Adjustment Amount”) plus, if the Seller is not the Master Servicer, an amount equal to the aggregate of any unreimbursed Advances and Servicer Advances with respect to such Deleted Mortgage Loans shall be deposited into the Certificate Account by the Seller by the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder. If the Seller repurchases a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.06 by the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace the Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit N, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. The obligation under this Agreement of any Person to cure, repurchase, or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Person respecting the breach available to Certificateholders, the Depositor, or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

Section 2.04	Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor represents and warrants to the Trustee with respect to each Mortgage Loan as of the date of this Agreement or such other date set forth in this Agreement that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses, or counterclaims.

The representations and warranties in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of any breach of any of the representations and warranties in this Section that materially and adversely affects the interest of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions.

(a)           Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or 2.03 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b)           Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06	Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.07	REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created under this Agreement. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC’s fiscal year shall be the calendar year.

ARTICLE THREE

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01	Master Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and the Servicing Standard.

The Master Servicer shall not make or permit any modification, waiver, or amendment of any term of any Mortgage Loan that would cause any REMIC created under this Agreement to fail to qualify as a REMIC or result in the imposition of any tax under section 860F(a) or section 860G(d) of the Code.

Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders, or any of them, any instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor or the Trustee any documents requiring execution and delivery by either or both of them appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of the documents, the Depositor or the Trustee shall execute the documents and deliver them to the Master Servicer.

The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

In accordance with and to the extent of the Servicing Standard, the Master Servicer shall advance funds necessary to effect the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.09. The costs incurred by the Master Servicer in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the Mortgage Loans so permit.

Section 3.02	Subservicing; Enforcement of the Obligations of Subservicers.

(a)           The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer pursuant to a subservicing agreement (a “Subservicer”). The subservicing arrangement and the related subservicing agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding anything in any subservicing agreement or this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or references to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administration of the Mortgage Loans in accordance with this Agreement without diminution of its obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as agent of the Master Servicer with the same effect as if performed directly by the Master Servicer.

(b)           For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries, or payments with respect to the Mortgage Loans that are received by the Subservicer regardless of whether the payments are remitted by the Subservicer to the Master Servicer.

Section 3.03	Rights of the Depositor and the Trustee in Respect of the Master Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.04	No Contractual Relationship Between Subservicers and the Trustee.

Any subservicing arrangement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be solely between the Subservicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties, or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.05.

Section 3.05	Trustee to Act as Master Servicer.

If the Master Servicer for any reason is no longer the Master Servicer under this Agreement (including because of the occurrence or existence of an Event of Default), the Trustee or its successor shall assume all of the rights and obligations of the Master Servicer under this Agreement arising thereafter (except that the Trustee shall not be

(i)           liable for losses of the Master Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Master Servicer hereunder,

(ii)	obligated to make Advances if it is prohibited from doing so by applicable law,

(iii)         obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including repurchases or substitutions pursuant to Section 2.02 or 2.03,

(iv)	responsible for expenses of the Master Servicer pursuant to Section 2.03, or

(v)           deemed to have made any representations and warranties of the Master Servicer hereunder). Any assumption shall be subject to Section 7.02.

Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate the agreement if a successor Master Servicer is appointed.

If the Master Servicer is no longer the Master Servicer for any reason (including because the occurrence or existence of any Event of Default), the Trustee (or any other successor Master Servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with its terms. The Trustee (or any other successor Master Servicer) shall not incur any liability or have any obligations in its capacity as successor Master Servicer under a subservicing agreement arising before the date of succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising before the date of succession.

The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

Notwithstanding anything else in this Agreement to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the Servicing Fee paid under this Agreement and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions provided for in this Agreement.

Section 3.06        Collection of Mortgage Loan Payments; Servicing Accounts; Collection Account; Certificate Account; Distribution Account; Yield Maintenance Reserve Fund.

(a)           In accordance with and to the extent of the Servicing Standard, the Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the Mortgage Loans to the extent the procedures are consistent with this Agreement and any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, subject to Section 3.21, any Prepayment Charge in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Delinquent Mortgage Loan for a period not greater than 125 days. In connection with a seriously delinquent or defaulted Mortgage Loan, the Master Servicer may, consistent with the Servicing Standard, waive, modify or vary any term of that Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of that Mortgage Loan ), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of that Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Master Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss on such Mortgage Loan; provided, however, the Master Servicer shall not initiate new lending to such Mortgagor through the Trust and cannot, except as provided in the immediately succeeding sentence, extend the maturity of any Mortgage

Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. With respect to no more than 5% of the Mortgage Loans (measured by aggregate Cut-off Date Principal Balance of the Mortgage Loans), the Master Servicer may extend the maturity of a Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date, but in no event more than one year past such date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with Section 4.01 during the scheduled period in accordance with the amortization schedule of the Mortgage Loan without modification thereof because of the arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which the payment is required is prohibited by applicable law. The Master Servicer shall not have the discretion to sell any Delinquent or defaulted Mortgage Loan.

(b)           The Master Servicer shall establish and maintain (or, if a Mortgage Loan is subserviced by another Person, cause the related Subservicer to establish and maintain) one or more Servicing Accounts (the “Servicing Account”) into which the Master Servicer shall deposit on a daily basis within one Business Day of receipt, the following payments and collections received by it or remitted by any Subservicer in respect of Mortgage Loans after the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans by the Cut-off Date):

(i)            all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)          all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee; and

(iii)         all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures.

By the Withdrawal Date in each calendar month, the Master Servicer shall (a) withdraw from the Servicing Account all amounts on deposit therein pursuant to clauses (i) and (ii) above (other than amounts attributable to a Principal Prepayment in Full) and (b) deposit such amounts in the Collection Account.

By the Business Day in each calendar month following the deposit in the Servicing Account of amounts on deposit therein pursuant to clause (iii) above or pursuant to any Principal Prepayment in Full, the Master Servicer shall (a) withdraw such amounts from the Servicing Account and (b) deposit such amounts in the Collection Account.

(c)           The Master Servicer shall establish and maintain a Collection Account (the “Collection Account”) into which the Master Servicer shall deposit, as and when required by paragraph (b) of this Section 3.06, all amounts required to be deposited into the Collection Account pursuant to that paragraph. The Collection Account shall be an Eligible Account held for the benefit of the Certificateholders.

(d)           The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit on a daily basis (i) within one Business Day of deposit in the Collection Account (in the case of items (i) through (iii) below) and (2) within one Business Day of receipt (in the case of all other items), except as otherwise specified herein, the following payments and collections received by it or remitted by any Subservicer in respect of Mortgage Loans after the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans by the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)            all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)          all payments on account of interest on the Mortgage Loans, net of the Servicing Fee and Prepayment Interest Excess;

(iii)         all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures;

(iv)         any amount required to be deposited by the Master Servicer pursuant to Section 3.06(f) in connection with any losses on Permitted Investments;

(v)           any amounts required to be deposited by the Master Servicer pursuant to Sections 3.10 and 3.12;

(vi)         all Purchase Prices from the Master Servicer or Seller and all Substitution Adjustment Amounts;

(vii)	all Advances made by the Master Servicer pursuant to Section 4.01;
(viii)	any other amounts required to be deposited under this Agreement; and
(ix)	all Prepayment Charges collected.

In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for the Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Master Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to the Mortgage Loan equal to the amount of interest that has accrued on the Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the Servicing Fee Rate on that date.

The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. If the Master Servicer remits any amount not required to be remitted, it may at any time withdraw that amount from the Certificate Account, any provision in this Agreement to the contrary notwithstanding. The withdrawal or direction may be accomplished by delivering written notice of it to the Trustee or any other institution maintaining the Certificate Account that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.06. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09.

(e)           The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain in the Distribution Account the following:

(i)            the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.09(a);

(ii)          any amount deposited by the Master Servicer pursuant to Section 3.06(f) in connection with any losses on Permitted Investments; and

(iii)         any other amounts deposited under this Agreement that are required to be deposited in the Distribution Account.

If the Master Servicer remits any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw that amount from the Distribution Account, any provision in this Agreement to the contrary notwithstanding. The direction may be accomplished by delivering an Officer’s Certificate to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

(f)           Each institution at which the Certificate Account is maintained shall invest the funds in such account as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the second Business Day preceding the related Distribution Account Deposit Date (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment shall mature not later than the Business Day preceding the Distribution Account Deposit Date) and which shall not be sold or disposed of before its maturity. The funds in the Distribution Account shall remain uninvested. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided in this Agreement. The amount of any realized losses on Permitted Investments in the Certificate Account shall promptly be deposited by the Master Servicer in the Certificate Account. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with this Section 3.06.

(g)           (i)          On the Closing Date, the Trustee shall establish and maintain a Yield Maintenance Reserve Fund in its name, in trust for the benefit of the Holders of the LIBOR Certificates. The Yield Maintenance Reserve Fund shall be an Eligible Account, and funds on deposit in the account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(ii)         The Trustee shall deposit in the Yield Maintenance Reserve Fund all amounts received from the Cap Counterparty on any Distribution Date pursuant to any of the Yield Maintenance Agreements. If the Trustee shall also deposit into the Yield Maintenance Reserve Fund any amount not required to be deposited in that account, it may at any time withdraw such amount from the Yield Maintenance Reserve Fund, any provision in this Agreement to the contrary notwithstanding. Funds in the Yield Maintenance Reserve Fund shall be invested in Permitted Investments, which shall mature on or before the next Distribution Date, by the Trustee at the direction of the Holders of the Class A-X Certificates. Any investment earnings on such amounts, net of any losses, shall be payable to the Holders of the Class A-X Certificates. The amount of any realized losses on Permitted Investments in the Yield Maintenance Reserve Fund shall promptly be deposited by the Holders of the Class A-X Certificates in the Yield Maintenance Reserve Fund. The Holders of the Class A-X Certificates shall be the owner of the Yield Maintenance Reserve Fund for federal tax purposes. The Trustee shall have no liability for losses on investments in Permitted Investments made pursuant to this Section (other than as an obligor on such investments). The Trustee shall account for the Yield Maintenance Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.

(iii)        Amounts on deposit in the Yield Maintenance Reserve Fund from any of the Yield Maintenance Agreements shall be withdrawn by the Trustee in connection with any Distribution Date on which there exists a Carryover Shortfall Amount for the related LIBOR Certificates to pay the amount of such Carryover Shortfall Amount (to the extent of funds on deposit in the Yield Maintenance Reserve Fund from such Yield Maintenance Agreement) to the related LIBOR Certificates. On any Distribution Date, any amounts on deposit in the Yield Maintenance Reserve Fund from any of the related Yield Maintenance Agreements in excess of the Carryover Shortfall Amounts shall be paid to the Holders of the Class A-X Certificates.

(iv)        The Trustee shall prepare and deliver any notices required to be delivered under the Yield Maintenance Agreements. The Trustee shall terminate each of the Yield Maintenance Agreements, in each case upon the occurrence of certain events of default or termination events to the extent specified thereunder. Any amounts received by the Trustee for the benefit of the Trust Fund in respect of termination of any of the Yield Maintenance Agreements shall be deposited and held in the Yield Maintenance Reserve Fund and applied on future Distribution Dates to pay any Carryover Shortfall Amounts on the LIBOR Certificates.

(h)           The Master Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change of this Agreement. The Trustee shall give notice to the Master Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account not later than 30 days and not more than 45 days prior to any change of this Agreement.

Section 3.07	Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)           To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b)           Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse (without duplication) the Master Servicer out of related collections for any payments made pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.10 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. The Escrow Accounts shall not be a part of the Trust Fund.

(c)           The Master Servicer shall advance any payments referred to in Section 3.07(a) that are not timely paid by the Mortgagors or advanced by the Master Servicer on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.08        Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank, or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit the Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates. The Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing the reports and access.

Section 3.09        Permitted Withdrawals from the Certificate Account, the Distribution Account and the Yield Maintenance Reserve Fund.

(a)           The Master Servicer may (and, in the case of clause (ix) below, shall) from time to time make withdrawals from the Certificate Account for the following purposes:

(i)            to pay to the Master Servicer or the related subservicer (to the extent not previously retained) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Master Servicer, as additional master servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

(ii)          to reimburse the Master Servicer or successor Master Servicer for the unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loans in respect of which the Advance was made;

(iii)         to reimburse the Master Servicer or successor Master Servicer for any Nonrecoverable Advance previously made by it;

(iv)         to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

(v)           to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, the Master Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on the Mortgage Loans that represent late recoveries of the payments for which the advances were made pursuant to Section 3.01 or Section 3.07 and (b) for unpaid Servicing Fees as provided in Section 3.12;

(vi)         to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect of such Mortgage Loan that has been purchased pursuant to Section 2.02, 2.03, or 3.12, all amounts received thereon after the date of such purchase;

(vii)        to reimburse the Seller, the Master Servicer, or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03;

(viii)       to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

(ix)         by the Distribution Account Deposit Date, to withdraw (1) the Available Funds and the Trustee Fee for the Distribution Date, to the extent on deposit, and (2) the Prepayment Charges on deposit, and remit such amount to the Trustee for deposit in the Distribution Account; and

(x)           to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, to justify any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv), (v) and (vi). Before making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans and their respective portions of the Nonrecoverable Advance.

(b)           The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)	to pay to itself the Trustee Fee for the related Distribution Date;

(ii)          to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

(iii)         to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01.

(c)           On each Distribution Date, the Trustee shall make withdrawals from the Yield Maintenance Reserve Fund for deposit in the Distribution Account of the amounts required pursuant to Section 3.06(g). With respect to each Yield Maintenance Agreement, on the earliest of (i) the termination of this Agreement pursuant to Section 9.01, (ii) the Distribution Date on which the Class Certificate Balance of the related Class of LIBOR Certificates is reduced to zero, and (iii) the scheduled termination date for such Yield Maintenance Agreement, any amount remaining on deposit in the Yield Maintenance Reserve Fund from such Yield Maintenance Agreement, after giving effect to the requirements of the preceding sentence, shall be withdrawn by the Trustee and paid to the Holders of the Class A-X Certificates.

Section 3.10        Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a)           The Master Servicer shall maintain, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of

(i)	the maximum insurable value of the improvements securing the Mortgage Loan and

(ii)          the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of the policy are sufficient to prevent the Mortgagor or the mortgagee from becoming a co-insurer.

Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected under the policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the Mortgage Loan so permits. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.09. No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to any applicable laws and regulations in force that require additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and the area is participating in the national flood insurance program, the Master Servicer shall maintain flood insurance for the Mortgage Loan. The flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of the Mortgaged Property, and (iii) the maximum amount of flood insurance available for the related Mortgaged Property under the national flood insurance program.

If the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall have satisfied its obligations in the first sentence of this Section 3.10. The policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If the policy contains a deductible clause and a policy complying with the first sentence of this Section 3.10 has not been maintained on the related Mortgaged Property, and if a loss that would have been covered by the required policy occurs, the Master Servicer shall deposit in the Certificate Account, without any right of reimbursement, the amount not otherwise payable under the blanket policy because of the deductible clause. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any blanket policy.

(b)           The Master Servicer shall not take any action that would result in non-coverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with a Qualified Insurer. The Master Servicer need not maintain any Primary Insurance Policy if maintaining the Primary Insurance Policy is prohibited by applicable law. The Master Servicer agrees, to the extent permitted by applicable law, to effect the timely payment of the premiums on each Primary Insurance Policy, and any costs not otherwise recoverable shall be recoverable by the Master Servicer from the related liquidation proceeds. The Master Servicer shall maintain for as long as each relevant Mortgage Loan is outstanding the mortgage insurance associated with the Mortgage Loans identified on the Mortgage Loan Schedule as having lender acquired mortgage insurance, and as to any other Mortgage Loans the Master Servicer need not maintain any Primary Insurance Policy with respect to (i) any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new Appraised Value and (ii) any Mortgage Loan that was not covered by the Primary Insurance Policy on the Closing Date.

In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take any reasonable action in accordance with the Servicing Standard necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account or the Collection Account (as applicable).

Section 3.11	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

(a)           Except as otherwise provided in this Section 3.11, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of the conveyance and in accordance with the Servicing Standard, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise these rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under the Mortgage Note or Mortgage is not otherwise so required under the Mortgage Note or Mortgage as a condition to the transfer.

If (i) the Master Servicer is prohibited by law from enforcing any due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause, or (iv) nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon. The Mortgage Loan must continue to be covered (if so covered before the Master Servicer enters into the agreement) by the applicable Required Insurance Policies.

The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with the Person, pursuant to which the original Mortgagor is released from liability and the Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.11 because of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b)           Subject to the Master Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and the Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver to the Trustee for signature and shall direct the Trustee, in writing, to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed, and the modification agreement or supplement to the Mortgage Note or Mortgage or other instruments appropriate to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged

Property to the Person. In connection with any such assumption, no material term of the Mortgage Note may be changed.

In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each substitution, assumption, or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection with such Officer’s Certificate. The Master Servicer shall notify the Trustee that any substitution or assumption agreement has been completed by forwarding to the Trustee the original of the substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of the Mortgage File to the same extent as all other documents and instruments constituting a part of the Mortgage File. The Master Servicer will retain any fee collected by it for entering into an assumption or substitution of liability agreement as additional master servicing compensation.

Section 3.12	Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to foreclose on or otherwise comparably convert the ownership of assets securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the Master Servicer shall follow the Servicing Standard and shall follow the requirements of the insurer under any Required Insurance Policy. The Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines (i) that the restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of restoration expenses and (ii) that restoration expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any foreclosure proceedings. The Master Servicer is entitled to reimbursement of such costs and expenses from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, before acquiring the Mortgaged Property, consider the risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee’s name shall be placed on the title to the REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to the REO Property references the Pooling and Servicing Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell the REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve the REO Property in accordance with the Servicing Standard.

The Master Servicer shall perform the tax reporting and withholding required by sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing any required tax and information returns, in the form required.

If the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the REO Property shall only be held temporarily, shall be actively marketed for sale, and the Master Servicer shall dispose of the Mortgaged Property as soon as practicable, and in any case before the end of the third calendar year following the calendar year in which the Trust Fund acquires the property. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund.

The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of the foreclosure would exceed the costs and expenses of bringing a foreclosure proceeding. The proceeds received from the maintenance of any REO Properties, net of reimbursement to the Master Servicer for costs incurred (including any property or other taxes) in connection with maintenance of the REO Properties and net of unreimbursed Servicing Fees, Advances, and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though the Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the Mortgage Note) and all such proceeds shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net proceeds received during any calendar month exceeds the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for the calendar month, the excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

The proceeds from any liquidation of a Mortgage Loan, as well as any proceeds from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances or Servicing Fees or for any related unreimbursed Advances, as applicable; second, to reimburse the Master Servicer, as applicable, and to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3.09(a)(iii) that related to the Mortgage Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. The Master Servicer will retain any Excess Proceeds from the liquidation of a Liquidated Mortgage Loan as additional servicing compensation pursuant to Section 3.15.

The Master Servicer may agree to a modification of any Mortgage Loan at the request of the related Mortgagor if (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated Mortgage Loans having similar terms and (ii) the Master Servicer purchases that Mortgage Loan from the Trust Fund as described below. Upon the agreement of the Master Servicer to modify a Mortgage Loan in accordance with the preceding sentence, the Master Servicer shall purchase that Mortgage Loan and all interest of the Trustee in that Mortgage Loan shall automatically be deemed transferred and assigned to the Master Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of purchase and the risk of default thereon, shall pass to the Master Servicer. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to a Mortgage Loan to be repurchased pursuant to this paragraph.

The Master Servicer shall deposit the Purchase Price for any Mortgage Loan repurchased pursuant to Section 3.12 in the Certificate Account pursuant to Section 3.06 within one Business Day after the purchase of the Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer any Mortgage Loan previously transferred and assigned pursuant hereto. The Master Servicer covenants and agrees to indemnify the Trust Fund against any liability for any “prohibited transaction” taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this Section, or any purchase of a Mortgage Loan by the Master Servicer in connection with a modification (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund.

Section 3.13	Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering a Request for Release substantially in the form of Exhibit N. Upon receipt of the request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer’s direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance, or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Master Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Master Servicer or its designee. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale, or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Section 3.14        Documents, Records and Funds in Possession of the Master Servicer to be Held for the Trustee.

The Master Servicer shall account fully to the Trustee for any funds it receives or otherwise collects as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Collection Account, Distribution Account, or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment, or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.15	Servicing Compensation.

As compensation for its activities hereunder, the Master Servicer may retain or withdraw from the Servicing Account, the Collection Account, or the Certificate Account the Servicing Fee for each Mortgage Loan for the related Distribution Date. Notwithstanding the foregoing, the Servicing Fee payable to the Master Servicer shall be reduced by the lesser of the aggregate of the Prepayment Interest Shortfalls with respect to the Distribution Date and the aggregate Compensating Interest for the Distribution Date. If a Subservicer directly services a Mortgage Loan, unless the Subservicer retains the Servicing Fee, the Master Servicer shall remit the Servicing Fee to the related Subservicer as compensation for performing services.

Additional master servicing compensation in the form of Excess Proceeds, Prepayment Interest Excess, assumption fees, late payment charges and all income net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.06. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the fees of any Subservicer, payment of any premiums for hazard insurance, and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 3.16	Access to Certain Documentation.

The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Certificates and Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC, and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Access shall be afforded without charge, but only upon reasonable prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section 3.16 shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

Section 3.17	Annual Statement as to Compliance.

By March 1 of each year, commencing with 2006, the Master Servicer shall deliver to the Depositor and the Trustee an Officer’s Certificate signed by two Servicing Officers stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on the review, the Master Servicer has fulfilled all its obligations under this Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status thereof. The Trustee shall forward a copy of each compliance statement to each Rating Agency.

Section 3.18        Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

By March 1 of each year, commencing with 2006, the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that the firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (the statement to have attached to it a schedule of the pooling and servicing agreements covered by it) and that, on the basis of its examination, conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for FNMA and FHLMC, such servicing has been conducted in compliance with this Agreement except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for FNMA and FHLMC requires it to report. In rendering the statement, the firm may rely, as to matters relating to direct servicing of Mortgage Loans by the subservicers, upon comparable statements for examinations conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of the statement) of independent public accountants with respect to the related Subservicer. The Master Servicer shall deliver the statement to the Trustee so that the Trustee can provide copies of the statement to any Certificateholder or Certificate Owner on request at the Master Servicer’s expense.

Section 3.19	Errors and Omissions Insurance; Fidelity Bonds.

The Master Servicer shall obtain and maintain in force (a) policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond covering its officers, employees, and agents. Each policy and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. If any policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the above requirements as of the date of the replacement.

Section 3.20	Notification of Adjustments.

On each Adjustment Date, the Master Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations. The Master Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding interest rate adjustments. The Master Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Master Servicer’s methods of implementing such interest rate adjustments. Upon the discovery by the Master Servicer or the Trustee that the Master Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a monthly payment pursuant to the terms of the related Mortgage Note and Mortgage, the Master Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any loss caused thereby without reimbursement therefor; provided, however, the Master Servicer shall not be liable with respect to any interest rate adjustments made by any servicer prior to the Master Servicer.

Section 3.21	Prepayment Charges.

The Master Servicer will not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the Prepayment Charge would cause an undue hardship to the related borrower, the Mortgaged Property is sold by the Mortgagor, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). The Master Servicer will not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

ARTICLE FOUR

DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

Section 4.01	Advances.

(a)           The Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section 4.01 as provided in Section 3.09. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the Mortgaged Property has not been liquidated. The Master Servicer shall inform the Trustee of the amount of the Advance to be made on each Master Servicer Advance Date no later than the second Business Day before the related Distribution Date.

(b)           If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), it shall use its best efforts to give written notice thereof to the Trustee (each such notice an “Advance Notice” and such notice may be given by telecopy), not later than 3:00 P.M., New York time, on the Business Day immediately preceding the related Master Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an “Advance Deficiency”) and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:00 P.M., New York time on a Master Servicer Advance Date, the Trustee is entitled to immediately terminate the Master Servicer under Section 7.01, and shall, not later than 3:00 P.M., New York time, on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency by 3:00 P.M. New York time on the related Distribution Date. If the Trustee has not terminated the Master Servicer, the Master Servicer shall reimburse the Trustee for the amount of any Advance (including interest at the Prime Rate on the day of such reimbursement published in The Wall Street Journal) on such amount, made by the Trustee pursuant to this Section 4.01(b) not later than the second day following the related Master Servicer Advance Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.05, assume all of the rights and obligations of the Master Servicer hereunder.

(c)           The Master Servicer shall, not later than the close of business on the Business Day immediately preceding each Master Servicer Advance Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

Section 4.02	Priorities of Distribution.

(a)           On each Distribution Date, the Trustee shall withdraw the Available Funds from the Distribution Account and apply such funds to distributions on the Certificates in the following order and priority and, in each case, to the extent of Available Funds remaining:

(i)            concurrently, to each interest-bearing Class of Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall, provided that the amount otherwise distributable on the Class A-X Certificates, up to the amount of the Required Reserve Fund Deposit, shall be deposited in the Carryover Shortfall Reserve Fund to the extent required by Section 4.07;

(ii)	[reserved];
(iii)	to the Classes of Senior Certificates as follows:
	(A)	[reserved]; and

(B)          on each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date will be distributed as principal to the following Classes of Certificates in the following order of priority:

first, the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

second, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

(iv)	[Reserved].

(v)           On each Distribution Date, after making the distributions described in Section 4.02(a)(i) - (iv), to the Class A-1 and Class A-2 Certificates, any Carryover Shortfall Amounts only to the extent of amounts in the Carryover Shortfall Reserve Fund, as described in Section 4.07, after giving effect to distributions from the Yield Maintenance Reserve Fund, as described in Section 3.06.

(vi)	[Reserved].

(vii)        On each Distribution Date, Available Funds remaining after making the distributions described in Section 4.02(a)(i) – (vi) will be distributed to the Subordinated Certificates, subject to paragraph 4.02(e) below, in the following order of priority:

(A)          to the Class B-1 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(B)          to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(C)          to the Class B-2 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(D)          to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(E)          to the Class B-3 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(F)          to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(G)          to the Class B-4 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(H)          to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(I)           to the Class B-5 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(J)           to the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(K)          to the Class B-6 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date; and

(L)          to the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero.

(viii)	[reserved]; and

(ix)         to the Class A-R Certificates, any remaining funds; provided, that such amounts shall not include the $100 held in trust for the Class P Certificates.

On each Distribution Date, all amounts representing Prepayment Charges received during the related Prepayment Period will be distributed to the Holders of the Class P Certificates. On the Distribution Date immediately following the expiration of the latest Prepayment Charge Period of the Mortgage Loans, the $100 held in trust for the Class P Certificates shall be distributed to the Holders of the Class P Certificates.

(b)	[Reserved].
(c)	[Reserved].

(d)           On each Distribution Date, the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Certificates for such Distribution Date shall be reduced by the related Class’ pro rata share of (i) Net Interest Shortfalls based on the related Class Optimal Interest Distribution Amount (for this purpose calculated pursuant to clause (i) only) for such Distribution Date in the absence of such Net Interest Shortfalls and (ii) (A) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the Adjusted Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, and (C) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Adjusted Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

(e)           Notwithstanding the priority and allocation contained in Section 4.02(a), if, with respect to any Class of Subordinated Certificates, on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all Classes of Subordinated Certificates that have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments on the Mortgage Loans will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayments otherwise distributable to the Restricted Classes shall be distributed to the Classes of Subordinated Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Certificate Balances immediately prior to such Distribution Date and shall be distributed in the sequential order set forth in Section 4.02(a)(vii). Notwithstanding the foregoing, the Class of Subordinated Certificates then outstanding with the lowest numerical class designation shall not be a Restricted Class.

(f)           If the amount of a Realized Loss on a Mortgage Loan has been reduced by application of Subsequent Recoveries with respect to such Mortgage Loan, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority, to increase the Class Certificate Balance of each Class of Certificates to which Realized Losses have been allocated, but in each case by not more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Holders of such Certificates will not be entitled to any payment in respect of the Class Optimal Interest Distribution Amount on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(g)           Notwithstanding anything to the contrary in this Agreement, for so long as any Hedged Certificates are held by the Seller or its Affiliates the Trustee shall not knowingly distribute any amounts received under any of the Yield Maintenance Agreements in respect of any Class of Hedged Certificates of which not less than 100% are held by the Seller or any of its Affiliates, and any such amounts shall instead be distributed in accordance with Section 3.06(g) excluding those Certificates held by the Seller or its Affiliates. At least six (6) Business Days prior to the related Distribution Date, the Seller shall make available to the Trustee a statement containing (i) the aggregate Certificate Balances of each Class of Hedged Certificates owned by the Seller or any of its Affiliates during the immediately preceding Interest Accrual Period and/or as of the date of such statement to the Trustee and (ii) the names of the Seller and/or any of its Affiliates that own any Certificates during the immediately preceding Interest Accrual Period and/or as of the date of the such statement to the Trustee. The Seller and its Affiliates hereby agree that (i) if the Seller or any of its Affiliates own any of a Class of Hedged Certificates, the Seller and its Affiliates shall own not less than 100% of any Class of Hedged Certificates and all transfers of Certificates the Seller and/or its Affiliates may undertake shall be restricted to 100% of such Class and (ii) neither the Seller nor any of its Affiliates shall undertake to sell any Certificates held by such entities or purchase any additional Certificates from the date of such statement to the Trustee until the first day following the related Distribution Date. Any amounts received by the Seller or any of its Affiliates under any of the Yield Maintenance Agreements in respect of any Certificates owned 100% by the Seller or any of its Affiliates, in error or otherwise, shall be immediately returned by the Seller to the Trustee and then distributed by the Trustee to other entitled Certificateholders of such Class in accordance with Section 3.06(g) and if no such other Certificateholders, to the Cap Counterparty.

Section 4.03	[Reserved].
Section 4.04	[Reserved].
Section 4.05	Allocation of Realized Losses.

(a)           On or prior to each Determination Date, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to each related Distribution Date.

Realized Losses with respect to any Distribution Date shall be allocated as follows:

(i)	[reserved]; and

(ii)            (A)        any Realized Loss (other than Excess Losses) shall be allocated first to the Subordinated Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero. Any remaining Realized Losses on the Mortgage Loans will be allocated sequentially to the Class A-1 and Class A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

(B)        On each Distribution Date, Excess Losses on the Mortgage Loans shall be allocated pro rata among all Classes of Certificates (other than the Class A-R, Class A-X and Class P Certificates) based on their respective Class Certificate Balances immediately prior to the related Distribution Date until their respective Class Certificate Balances have been reduced to zero.

(b)           The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate Class Certificate Balance of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to such Due Date).

(c)           Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 4.05(a) or (b) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

(d)           Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to Section 4.05(a) or (b) shall be accomplished by reducing the Certificate Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of Certificate Balance.

Section 4.06	Monthly Statements to Certificateholders.

(a)           Not later than each Distribution Date, the Trustee shall prepare and make available on its website at https://www.tss.db.com/invr to each Certificateholder, the Master Servicer and the Depositor a statement for the related distribution of:

(i)            the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)          the amount of the distribution allocable to interest, any Class Unpaid Interest Amounts included in the distribution and any remaining Class Unpaid Interest Amounts after giving effect to the distribution;

(iii)         if the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to them if sufficient funds were available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

(iv)         the Class Certificate Balance or Notional Amount of each Class of Certificates after giving effect to the distribution of principal on the Distribution Date;

(v)	the Pool Stated Principal Balance for the following Distribution Date;

(vi)         the Senior Percentage and Subordinated Percentage for the following Distribution Date;

(vii)        the amount of the Servicing Fees paid to or retained by the Master Servicer or Subservicer (with respect to the Subservicers, in the aggregate) and the amounts of any additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds or other similar charges or fees and items with respect to the Distribution Date;

(viii)       the Pass-Through Rate for each Class of Certificates as of the day before the preceding Distribution Date;

(ix)         the Pass-Through Rate for each Class of Certificates, if adjusted from the date of the last monthly statement, expected to be applicable on the next Distribution Date;

(x)           the amount of Advances included in the distribution on the Distribution Date and the aggregate amount of Advances outstanding as of the close of business on the Distribution Date;

(xi)         the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days, and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days, and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding the Distribution Date;

(xii)        for each of the preceding 12 calendar months, or all calendar months since the Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments

(A)          due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and

(B)          delinquent 60 days or more on each of the Due Dates in each such month;

(xiii)       with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

(xiv)       the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

(xv)        the Senior Prepayment Percentage and the Subordinated Prepayment Percentage for such Distribution Date;

(xvi)       the aggregate amount of Realized Losses incurred and Subsequent Recoveries, if any, received during the preceding calendar month and aggregate Realized Losses through such Distribution Date;

(xvii)      the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

(xviii)     with respect to the second Distribution Date, the number and aggregate balance of any Delay Delivery Mortgage Loans not delivered within the time periods specified in the definition of Delay Delivery Mortgage Loans; and

(xix)       the aggregate Stated Principal Balance of the Mortgage Loans that became Liquidated Mortgage Loans in the prior month and since the Cut-off Date (in each case immediately prior to the Stated Principal Balance being reduced to zero).

The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer.

By each Determination Date the Master Servicer shall provide to the Trustee in electronic form the information needed to determine the distributions to be made pursuant to Section 4.02 and any other information on which the Master Servicer and the Trustee mutually agree.

(b)           On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Master Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule V.

(c)           Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

Section 4.07	Carryover Shortfall Reserve Fund.

(a)           On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the LIBOR Certificates, a Carryover Shortfall Reserve Fund, into which the Depositor shall deposit $1,000. The Carryover Shortfall Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. The Carryover Shortfall Reserve Fund shall not be an asset of any REMIC established by this Agreement.

(b)           On each Distribution Date, the Class Optimal Interest Distribution Amount that would otherwise be distributable with respect to the Class A-X Certificates shall instead be deposited in the Carryover Shortfall Reserve Fund to the extent of the Required Reserve Fund Deposit.

(c)           On any Distribution Date for which a Carryover Shortfall Amount exists with respect to the Class A-1 or Class A-2 Certificates (after distributing amounts from the Yield Maintenance Reserve Fund to the Class A-1 and Class A-2 Certificates as provided in Section 3.06(g)), the Trustee shall withdraw from the Carryover Shortfall Reserve Fund, the amount of such Carryover Shortfall Amount for distribution on such Distribution Date pursuant to Section 4.02(a)(v). If on any Distribution Date the amount on deposit in the Carryover Shortfall Reserve Fund is not sufficient to make a full distribution of the Carryover Shortfall Amount with respect to the Class A-1 or Class A-2 Certificates, the Trustee shall withdraw the entire amount on deposit in the Carryover Shortfall Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis, based on the related remaining Carryover Shortfall Amount due.

(d)           Funds in the Carryover Shortfall Reserve Fund shall not be invested. The Class A-X Certificates shall evidence ownership of the Carryover Shortfall Reserve Fund for federal income tax purposes.

(e)           Upon termination of the Trust Fund any amounts remaining in the Carryover Shortfall Reserve Fund shall be distributed to the Class A-X Certificateholders.

Section 4.08	Determination of Pass-Through Rates for LIBOR Certificates.

On each LIBOR Determination Date so long as the LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date.

(a)           If LIBOR cannot be determined as provided in the first paragraph of this Section 4.08, the Trustee shall either (i) request each Reference Bank to inform the Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.

(b)           LIBOR for the next Interest Accrual Period for a Class of LIBOR Certificates will be established by the Trustee on each LIBOR Determination Date as follows:

(i)            If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period for a Class of LIBOR Certificates shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

(ii)          If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period for a Class of LIBOR Certificates shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

(iii)         If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

(c)           Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Master Servicer initially shall designate the Reference Banks. Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

(d)           The Pass-Through Rate for each Class of LIBOR Certificates for each related Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

(e)           In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee’s selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.08.

(f)           The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.09	[Reserved].

ARTICLE FIVE

THE CERTIFICATES

Section 5.01	The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples of $1,000 in excess thereof (except that one Certificate in each Class may be issued in a different amount which must exceed the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days before the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Trustee shall execute the Certificates by the manual or facsimile signature of an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized before the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide the Trustee, on a continuous basis with an adequate inventory of Certificates to facilitate transfers.

Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)           The Trustee shall maintain, in accordance with Section 5.06, a Certificate Register for the Trust Fund in which, subject to subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. A written instrument of transfer in form satisfactory to the Trustee duly executed by the holder of a Certificate or his attorney duly authorized in writing shall accompany every Certificate presented or surrendered for registration of transfer or exchange.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)           No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. If a transfer is to be made in reliance on an exemption from the Securities Act and such state securities laws, to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”) and deliver to the Trustee either (i) a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) at the expense of the transferor, an Opinion of Counsel that the transfer may be made without registration under the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by that Holder, information regarding the related Certificates and the Mortgage Loans and any other information necessary to satisfy the condition to eligibility in Rule 144A(d)(4) for transfer of the Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans, and other matters regarding the Trust Fund as the Depositor reasonably requests to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect a transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (if the Certificate is a Private Certificate, the requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, and if the Certificate is a Residual Certificate, the requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that (x) the transferee is not an employee benefit plan or arrangement subject to section 406 of ERISA or a plan subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect the transfer, or (y) if the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company that is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, addressed to the Trustee and the Master Servicer, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Residual Certificate, if the representation letter or Opinion of Counsel referred to in the preceding sentence is not furnished, the appropriate representation in clause (i) shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. If the representation is violated, or any attempt is made to transfer to a plan or arrangement subject to section 406 of ERISA or a plan subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without the Opinion of Counsel described above, the attempted transfer or acquisition shall be void.

To the extent permitted under applicable law (including ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)           Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)            Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)          No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form of Exhibit I.

(iii)         Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)         Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)           The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)           The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)           Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and Indirect Participants as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to Indirect Participants and persons shown on the books of such Indirect Participants as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing the Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or (b) the Trustee receives evidence to its satisfaction of the destruction, loss, or theft of any Certificate and the Master Servicer and the Trustee receive the security or indemnity required by them to hold each of them harmless, then, in the absence of notice to the Trustee that the Certificate has been acquired by a Protected Purchaser, and if the requirements of Section 8-406 of the UCC are met and subject to Section 8-405 of the UCC, the Trustee shall execute, countersign, and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like Class, tenor, and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen, or destroyed Certificate is found at any time.

Section 5.04	Persons Deemed Owners.

The Master Servicer, the Trustee, and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

Section 5.05	Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders and/or Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders and/or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee. The Depositor and every Certificateholder and/or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable because of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06	Maintenance of Office or Agency.

The Trustee will maintain at its expense an office or offices or agency or agencies in New York City located at c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, TN 37211-3658, Attention: Transfer Unit, where Certificates may be surrendered for registration of transfer or exchange. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE SIX

THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01	Respective Liabilities of the Depositor and the Master Servicer.

The Depositor and the Master Servicer shall each be liable in accordance with this Agreement only to the extent of the obligations specifically and respectively imposed upon and undertaken by them in this Agreement.

Section 6.02	Merger or Consolidation of the Depositor or the Master Servicer.

The Depositor and the Master Servicer will each keep in full effect their existence and their rights and franchises as a corporation and a federal savings bank, respectively, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

Section 6.03        Limitation on Liability of the Depositor, the Seller, the Master Servicer, and Others.

None of the Depositor, the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or because of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Master Servicer, and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Master Servicer, and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred because of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or because of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Master Servicer may in its discretion undertake any such action that it may deem appropriate in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

Section 6.04	Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading, qualification or withdrawal of the rating of any of the Certificates or (b) upon determination that its duties under this Agreement are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations under this Agreement.

ARTICLE SEVEN

DEFAULT

Section 7.01	Events of Default.

“Event of Default,” wherever used in this Agreement, means any one of the following events:

(a)           any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than payment required to be made under Section 4.01(a)) required to be made by it under this Agreement, which failure continues unremedied for five days after the date on which written notice of the failure has been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests of the Class; or

(b)           any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders and continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the Percentage Interests of the Class; provided that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(d)           the Master Servicer shall consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(e)           the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)           the Master Servicer shall fail (i) to make an Advance on the Master Servicer Advance Date or (ii) to reimburse in full the Trustee within two days of the Master Servicer Advance Date for any Advance made by the Trustee pursuant to Section 4.01(b).

If an Event of Default described in clauses (a) through (f) of this Section 7.01 occurs, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3%, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall make any Advance that the Master Servicer failed to make subject to Section 3.05, whether or not the obligations of the Master Servicer have been terminated pursuant to this Section. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. If the Master Servicer fails to make any Advance required under Section 4.01 of this Agreement, thereby triggering an Event of Default described in clause (f) of this Section 7.01, the Trustee shall make such Advance on that Distribution Date.

Notwithstanding any termination of the activities of the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due before the notice terminating such Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.09(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose before the termination of its activities hereunder.

Section 7.02	Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder, including, if the Master Servicer was receiving the Servicing Fee, the Servicing Fee. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 incurred before termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately before such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as provided above, subject to section 3.03 and unless prohibited by law. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no case shall the rate of such compensation exceed the Servicing Fee Rate. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder because of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer that may have arisen under this Agreement before its termination as Master Servicer to pay any deductible under an insurance policy, to indemnify any person, or otherwise, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the Master Servicer of any of its representations and warranties contained in this Agreement.

In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Master Servicer or (y) in causing MERS to designate on the MERS® System the successor Master Servicer as the servicer of such Mortgage Loan. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to this Agreement.

Section 7.03	Notification to Certificateholders.

(a)           Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)           Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE EIGHT

CONCERNING THE TRUSTEE

Section 8.01	Duties of the Trustee.

The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that, unless an Event of Default known to the Trustee has occurred and is continuing,

(a)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)           the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)           the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents, as the Seller shall certify to the Trustee upon any entity obtaining such ownership, will be excluded from participating in such voting arrangements, and excluded from determining the 25% threshold.

Section 8.02	Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(a)           the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)           the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(e)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f)           the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)           the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(h)           the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

(i)            the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(j)            the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted

Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee does not guarantee the performance of any Permitted Investment; and

(k)           the Trustee shall not knowingly take any action that would cause the Trust Fund to fail to qualify as a qualifying special purpose entity.

In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties’ name, address, and other identifying information.

Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document and MERS or the MERS® System other than with respect to the Trustee’s execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

Except as provided in Section 2.01(c), the Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05	Trustee’s Fees and Expenses.

As compensation for its activities under this Agreement, on each Distribution Date the Trustee may withdraw from the Distribution Account the Trustee Fee for that Distribution Date. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Master Servicer against any loss, liability, or expense (including reasonable attorney’s fees) resulting from any error in any tax or information return prepared by the Master Servicer or incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee’s duties under this Agreement, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misconduct, the Master Servicer shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to

(A)          the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates,

(B)          the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement, and

(C)	printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or Paying Agent under this Agreement or for any other expenses.

Section 8.06	Eligibility Requirements for the Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.07	Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer, and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates (other than the Master Servicer, Seller, Depositor or any affiliates or agents thereof) entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents will, as the Seller shall certify to the Trustee upon any entity obtaining such ownership, be excluded from participating in such voting arrangements, and excluded from determining the 51% threshold. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08	Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless, at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09	Merger or Consolidation of the Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider appropriate. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)           To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)           No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)           The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)           The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11	Tax Matters.

It is intended that the assets with respect to which one or more REMIC elections pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each REMIC created under this Agreement and that in such capacity it shall:

(a)           prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) with respect to each REMIC created hereunder and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC described in the Preliminary Statement, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)           within thirty days of the Closing Date, furnish to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)           make an election that each REMIC created under this Agreement be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)           prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculations of any original issue discount and of taxable income or net loss to the holders of the residual interests in each REMIC created hereunder using the Prepayment Assumption (as defined in the Prospectus Supplement). For purposes of calculating taxable income or net loss to the holders of the residual interests in each such REMIC, the Trustee also shall assume that the indices in respect of any floating rate Mortgage Loans are static until the liquidation or purchase of the Mortgage Loans in accordance with Section 9.01 herein;

(e)           provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)           to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as any REMIC created under this Agreement under the REMIC Provisions;

(g)           not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created under this Agreement;

(h)           pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)            ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)           maintain records relating to each REMIC created under this Agreement, including the income, expenses, assets, and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k)           as and when necessary and appropriate, represent each REMIC created under this Agreement in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

If any tax is imposed on “prohibited transactions” (as defined in section 860F(a)(2) of the Code) of any REMIC created under this Agreement, on the “net income from foreclosure property” of any REMIC created under this Agreement as defined in section 860G(c) of the Code, on any contribution to any REMIC created under this Agreement after the Startup Day pursuant to section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created hereunder pursuant to sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Master Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Master Servicer or Seller of any of their obligations under this Agreement,

(iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03, or (iv) in all other cases, or if the Trustee, the Master Servicer, or the Seller fails to honor its obligations under the preceding clauses (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

The Trustee shall treat the Yield Maintenance Reserve Fund and the Carryover Shortfall Reserve Fund as outside reserve funds within the meaning of Treasury Regulation 1.860G-2(h). The Carryover Shortfall Reserve Fund and the Yield Maintenance Reserve Fund shall each be treated as owned by the Holders of the Class A-X Certificates. Neither the Carryover Shortfall Reserve Fund nor the Yield Maintenance Reserve Fund shall be an asset of any REMIC created under this Agreement. The Trustee shall treat the rights of the holders of the LIBOR Certificates to receive payments from the Yield Maintenance Reserve Fund or the Carryover Shortfall Reserve Fund (excluding any monies distributed from the Carryover Shortfall Reserve Fund on the first Distribution Date following the Closing Date), as applicable, as rights in interest rate cap contracts written by the Holders of the Class A-X Certificates in respect of any Carryover Shortfall Amounts distributed in favor of the Holders of the LIBOR Certificates. Thus, the LIBOR Certificates shall be treated as representing ownership of not only a Master REMIC regular interest, but also ownership of an interest in the related interest rate cap contract. For purposes of determining the issue price of the Master REMIC regular interests, the Trustee shall assume that the cap contracts entered into by each of the Class A-1, Class A-2, Class B-1, Class B-2, and Class B-3 Certificates have values of $73,000, $17,000, $84,000, $70,000 and $54,000, respectively.

Section 8.12	Periodic Filings.

Beginning with the first Distribution Date, the Trustee, pursuant to written instructions of the Depositor (which instructions shall be deemed to be this Section 8.12), shall prepare and file all periodic reports required under the Exchange Act in conformity with the terms of the relief granted to issuers similar to the Trust Fund. The Trustee shall execute the Form 8-Ks pursuant to a limited power of attorney from the Depositor which shall terminate upon written notice from the Depositor or the termination of this Agreement. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them that is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them (including any certification required pursuant to Section 3.02(a) of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder (the “Required Certifications”)) and otherwise reasonably shall cooperate with the Trustee. The Depositor shall execute the Form 10-Ks and the Required Certifications. The Trustee shall have no responsibility for making any of the Required Certifications; provided, however, that upon the request of the Master Servicer or the Depositor in connection with the delivery of the Required Certifications on behalf of the Trust Fund, the Trustee shall furnish to the Master Servicer or the Depositor, as applicable, a certificate signed by an officer of the Trustee (the “Trustee Certification”), which is attached as Exhibit O to this Agreement. The Trustee shall indemnify and hold harmless the Master Servicer and the Depositor, their respective officers and directors from and against any and all losses, claims, expenses, damages or liabilities, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Trustee Certification. The Trustee shall prepare the Form 10-K and provide such to the Depositor by March 10th of each year, commencing in 2006. The Depositor shall execute such Form 10-K upon its receipt and shall provide the original of such executed Form 10-K to the Trustee no later than five Business Days following its receipt from the Trustee.

Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file under the Exchange Act a Suspension Notification with respect to the Trust Fund. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Master Servicer against any loss, liability, or expense (including reasonable attorney’s fees) incurred in connection with any claim or legal action relating to the preparation of the Required Certification, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties under this Agreement or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.

Section 8.13	Access to Records of Trustee.

The Trustee shall afford the Seller, the Depositor, the Master Servicer and each Certificateholder or Certificate Owner, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties under this Agreement and access to officers of the Trustee responsible for performing its duties. Upon request, the Trustee shall furnish the Seller, the Depositor, the Master Servicer and any requesting Certificateholder or Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Depositor and the Certificateholder or Certificate Owner for review and copying any books, documents or records requested with respect to the Trustee's duties under this Agreement. The Seller, the Depositor, the Master Servicer and the Certificateholder or Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

ARTICLE NINE

TERMINATION

Section 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans.

Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, and the Trustee created hereby shall terminate upon the earlier of

(a)           the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) at the price equal to the sum of

(i)           100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of a Delinquent Mortgage Loan or REO Property) plus one month’s accrued interest thereon at the applicable Adjusted Mortgage Rate less any amounts collected by the Master Servicer representing principal and interest due after the related Due Date,

(ii)          the lesser of (x) the appraised value of any Delinquent Mortgage Loan or REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each such Delinquent Mortgage Loan or Mortgage Loan related to such REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Net Mortgage Rate, and

(iii)         any costs and damages incurred by the Trust Fund in connection with any violation by each Mortgage Loan of any predatory or abusive lending law, and

(b)	the later of

(i)            the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and

(ii)          the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trusts created hereby continue beyond the earlier of (i) expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement and (ii) the Latest Possible Maturity Date.

The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of those Mortgage Loans, at the time of any such repurchase, aggregating less than ten percent (10%) of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which the right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above first becomes exercisable is referred to as the “Optional Termination Date.” The Master Servicer shall effect any such repurchase by depositing the purchase price, as calculated above, as of the month preceding the date on which such purchase price shall be distributed to Certificateholders into the Certificate Account.

Section 9.02	Final Distribution on the Certificates.

If on any Determination Date the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, no later than the 15th day of the month preceding the month of the final Distribution Date the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the last day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

If this notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day before the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates (other than the Class A-X Certificates), its Certificate Balance plus for each such Class accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate, (ii) as to the Class A-X Certificates, the interest accrued on its Notional Amount, and (iii) as to the Residual Certificates, any amount remaining on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. Notwithstanding the reduction of the Certificate Balance of any Class of Certificates to zero, such Class will be outstanding hereunder solely for the purpose of receiving distributions and for no other purpose until the termination of the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee hereunder in accordance with Article Nine. The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and/or principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or Notional Amount set forth in the Preliminary Statement upon liquidation of the Trust Fund.

If any affected Certificateholder does not surrender its Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, then the Holders of the Class A-R Certificates shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 9.03	Additional Termination Requirements.

(a)           If the Master Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC created hereunder as defined in section 860F of the Code, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(b)           The Trustee shall sell all of the assets of the Trust Fund to the Master Servicer, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each REMIC created under this Agreement.

(c)           The Trustee shall attach a statement to the final federal income tax return for each REMIC created under this Agreement stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Master Servicer.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

Section 10.01	Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision in this Agreement or to supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, (iii) to conform this Agreement to the Prospectus Supplement, (iv) to add to the duties of the Depositor, the Seller or the Master Servicer, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Commission from time to time, (vi) to add any other provisions with respect to matters or questions arising under this Agreement, or (vii) to modify, alter, amend, add to, or rescind any of the terms or provisions contained in this Agreement.

No action pursuant to clauses (v), (vi) or (vii) above may, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder. The amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading, qualification or withdrawal of the respective ratings then assigned to the Certificates. Any such letter in and of itself will not represent a determination as to the materiality of any amendment and will represent a determination only as to the credit issues affecting any rating. Each party to this Agreement agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (v) above.

The Trustee, the Depositor, and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to the extent necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC created under this Agreement pursuant to the Code that would be a claim at any time before the final redemption of the Certificates, or (iii) comply with any other requirements of the Code, if the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that the action is necessary or helpful for one of the foregoing purposes.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of each Class of Certificates adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents, as the Seller shall certify to the Trustee upon any entity obtaining such ownership, will be excluded from participating in such voting arrangements, and excluded from determining the 51% threshold. No amendment shall

(i)            reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii)          amend, modify, add to, rescind, or alter in any respect Section 10.13, notwithstanding any contrary provision of this Agreement, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% (provided, however, that no Certificates held by the Seller, the Depositor or any Affiliate thereby shall be given effect for the purpose of calculating any such aggregation of Percentage Interests), or

(iii)         reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC created under this Agreement or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) because the Trust Fund is required to be a Qualifying Special Purpose Entity (as that term is defined in Statement of Financial Accounting Standards No. 140 (“SFAS 140”), in order for the Seller to continue to account for the transfer of the Mortgage Loans under this Agreement as a sale under SFAS 140, prior to the parties hereto entering into such an amendment, the Trustee shall receive an Officer’s Certificate, which shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment would not “significantly change” (within the meaning of SFAS 140) the permitted activities of the Trust Fund so as to cause the Trust Fund to fail to qualify as a Qualifying Special Purpose Entity.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the preceding clause (A) is not required to be reached pursuant to this Section 10.01.

Section 10.02	Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04	Intention of Parties.

It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Seller to the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, if, notwithstanding the intent of the parties, the assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the UCC and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Seller and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 10.05	Notices.
(a)	The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:
1.	Any material change or amendment to this Agreement;
2.	The occurrence of any Event of Default that has not been cured;
3.	The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;
4.	The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and
5.	The final payment to Certificateholders.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.	Each report to Certificateholders described in Section 4.06;
2.	Each annual statement as to compliance described in Section 3.17;
3.	Each annual independent public accountants’ servicing report described in Section 3.18; and
4.	Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

(b)           All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: John Olinski; (b) in the case of the Master Servicer, IndyMac Bank, F.S.B., 155 North Lake Avenue, Pasadena, California 91101, Attention: Michael W. Perry or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (c) in the case of the Trustee to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration IN05B1, Series INDB 2005-1, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer and (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07	Assignment.

Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

Section 10.08	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created by this Agreement, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

No Certificateholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties to this Agreement, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party because of any action taken by the parties to this Agreement pursuant to any provision of this Agreement.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as provided in this Agreement, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of this Section 10.08, each Certificateholder and the Trustee shall be entitled to any relief that can be given either at law or in equity. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents, as the Seller shall certify to the Trustee upon any entity obtaining such ownership, will be excluded from participating in such voting arrangements, and excluded from determining the 25% threshold.

Section 10.09	Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the Subservicer.

Section 10.10	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the

Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.11	Official Record.

The Seller agrees that this Agreement is and shall remain at all times before the time at which this Agreement terminates an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act.

Section 10.12	Protection of Assets.

(a)           Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the trust created by this Agreement is not authorized and has no power to:

(1)	borrow money or issue debt;
(2)	merge with another entity, reorganize, liquidate or sell assets;
(3)	engage in any business or activities.

(b)           Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full.

Section 10.13	Qualifying Special Purpose Entity.

Notwithstanding any contrary provision of this Agreement, the Trust Fund shall not hold any property or engage in any activity that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles.

* * * * * *

IN WITNESS WHEREOF, the Depositor, the Trustee, and the Seller and Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

INDYMAC MBS, INC.

as Depositor

By:

Name:

Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

By:

Name:

Title:

By:

Name:

Title:

INDYMAC BANK, F.S.B.

as Seller and Master Servicer

By:

Name:

Title:

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF Los Angeles	)

On this __th day of September, 2005, before me, personally appeared ____________, known to me to be a __________ of IndyMac MBS, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF Orange	)

On this __th day of September, 2005, before me, personally appeared _____________ and _____________, known to me to be an ___________ and an ____________, respectively, of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF Los Angeles	)

On this __th day of September, 2005, before me, personally appeared ___________, known to me to be a ____________ of IndyMac Bank, F.S.B., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

Schedule I

MORTGAGE LOAN SCHEDULE [DELIVERED AT CLOSING TO TRUSTEE]

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Schedule II

INDYMAC MBS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES INDB 2005-1

Representations and Warranties of the Seller/Master Servicer

Indy Mac Bank, F.S.B. (“IndyMac”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings assigned thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among IndyMac, as seller and master servicer, IndyMac MBS, Inc., as depositor, and Deutsche Bank National Trust Company, as trustee.

(1) IndyMac is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any business contemplated by the Pooling and Servicing Agreement to be conducted by IndyMac in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

(2) IndyMac has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of IndyMac the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of IndyMac, enforceable against IndyMac in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(3) The execution and delivery of the Pooling and Servicing Agreement by IndyMac, the sale and servicing of the Mortgage Loans by IndyMac under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of IndyMac and will not (A) result in a material breach of any term or provision of the charter or by-laws of IndyMac or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, any other material agreement or instrument to which IndyMac is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to IndyMac of any court, regulatory body, administrative agency or governmental body having jurisdiction over IndyMac (including the OTS, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over IndyMac); and IndyMac is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including the OTS, the Federal Deposit Insurance

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Corporation or any other governmental entity having regulatory authority over IndyMac) which breach or violation may materially impair IndyMac’s ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

(4) IndyMac is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

(5) No litigation is pending or, to the best of IndyMac’s knowledge, threatened against IndyMac that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by IndyMac.

(6) IndyMac is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(7) Notwithstanding any federal or state law to the contrary, the Master Servicer shall not impose such Prepayment Charge at any time when the mortgage is accelerated as a result of the borrower’s default in making the scheduled payments.

(8) The Master Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

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Schedule III

INDYMAC MBS, INC.

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES INDB 2005-1

Representations and Warranties as to the Mortgage Loans

IndyMac Bank, F.S.B. (“IndyMac”) hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date or if so specified in this Schedule III, as of the Cut-off Date with respect to each Mortgage Loan. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings assigned to them in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among IndyMac, as seller and master servicer, IndyMac MBS, Inc., as depositor, and Deutsche Bank National Trust Company, as trustee.

(1) The information set forth on Schedule I to the Pooling and Servicing Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date.

(2) All regularly scheduled monthly payments due with respect to each Mortgage Loan up to and including the Due Date before the Cut-off Date have been made; and as of the Cut-off Date, no Mortgage Loan had a regularly scheduled monthly payment that was 60 or more days Delinquent during the twelve months before the Cut-off Date.

(3) With respect to any Mortgage Loan that is not a Cooperative Loan, each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related Mortgaged Property is a unit in a condominium project or planned unit development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(4) Immediately before the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.

(5) There was no delinquent tax or assessment lien against the related Mortgaged Property.

(6) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

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(7) There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (11) below.

(8) No Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for the Mortgage Loan.

(9) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws and regulations, including usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, Home Ownership and Equity Protection Act of 1994, applicable predatory and abusive lending and disclosure laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

(10) The Seller has not modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

(11) A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect.

(12) Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended) by an entity that satisfied at the time of origination the requirements of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

(13) To the best of the Seller’s knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of the Mortgaged Property.

(14) To the best of the Seller’s knowledge, as of the date of origination of each Mortgage Loan, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related Mortgaged Property. To the best of the Seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of the Mortgaged Property.

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(15) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

(16) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

(17) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.

(18) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(19) At the Closing Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the Mortgaged Property is located, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor’s cost and expense. Anything to the contrary in this item (19) notwithstanding, no breach of this item (19) shall be deemed to give rise to any obligation of the Seller to repurchase or substitute for such affected Mortgage Loan or Loans so long as the Master Servicer maintains a blanket policy pursuant to the second paragraph of Section 3.10(a) of the Pooling and Servicing Agreement.

(20) If at the time of origination of each Mortgage Loan, the related Mortgaged Property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to the Mortgaged Property with a generally acceptable carrier.

(21) To the best of the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

(22) To the best of the Seller’s knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

(23) Each Mortgage File contains an appraisal of the related Mortgaged Property in a form acceptable to FNMA or FHLMC. Appraisal Form 1004 or Form 2055 has been obtained.

(24) Any leasehold estate securing a Mortgage Loan has a stated term at least as long as the term of the related Mortgage Loan.

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(25) Each Mortgage Loan was selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans set forth in this Schedule III can be made. No such selection was made in a manner intended to adversely affect the interests of the Certificateholders.

(26) Approximately 0.00% of the Mortgage Loans by Cut-off Date Principal Balance are Cooperative Loans.

(27) [Reserved].

(28) None of the Mortgage Loans is a “high cost” loan, “covered” loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusing lending laws.

(29) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(30) [Reserved].

(31) No proceeds from any Mortgage Loan underlying the Certificates were used to finance single-premium credit insurance policies.

(32) [Reserved].

(33) [Reserved].

(34) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994.

(35) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator that is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios, for a lower-cost credit product then offered by the Seller or any affiliate of the Seller. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Seller, the Seller referred the borrower’s application to such affiliate for underwriting consideration.

(36) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles that relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

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(37) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to an interest rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the Prepayment Charge is disclosed to the borrower in the loan documents pursuant to applicable state and federal law and (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the borrower was notified in writing of such reduction in the prepayment period.

(38) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, credit disability, credit unemployment, credit property, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan.

(39) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 that would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

(40) All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

(41) Each Mortgage Loan was in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide.

(42) No Mortgage Loan is a “High-Cost Home Loan” as defined in any of the following statutes: the Georgia Fair Lending Act, as amended (the “Georgia Act”), the New York Banking Law 6-1, the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003), the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100), the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.), or the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann §§ 58-21A-1 et seq.). With respect to any Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the state of Georgia and originated (or modified) on or after October 1, 2002 through and including March 7, 2003, such Mortgage Loan was originated by IndyMac. No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.). No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C). None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et. seq.).

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(43) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on the credit files for the related Mortgagor for each Mortgage Loan to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

(44) Each Mortgage Loan has been underwritten and serviced substantially in accordance with the Seller’s guidelines, subject to such variances as are reflected on the Mortgage Loan Schedule that the Seller has approved.

(45) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor's LEVELS® Glossary, which is now Version 5.6(c) Revised, Appendix E) and no Mortgage Loan originated on or after Oct. 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(46) The Pooling and Servicing Agreement creates a valid and continuing “security interest” (as defined in Section 1-201(37) of the UCC) in each Mortgage Note in favor of the Trustee, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from the Depositor. Each Mortgage Note constitutes “promissory notes” (as defined in Section 9-102(a)(65) of the UCC). Immediately before the assignment of each Mortgage Note to the Trustee, the Depositor had good and marketable title to such Mortgage Note free and clear of any lien, claim, encumbrance of any Person. All original executed copies of each Mortgage Note have been or shall be delivered to the Trustee within five Business Days following the Closing Date. Other than the security interest granted to the Trustee, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any Mortgage Note. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of any of the Mortgage Notes. The Depositor is not aware of any judgment or tax liens filed against the Depositor. None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

(47) To the best of the Seller’s knowledge, there was no fraud involved in the origination of any Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

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Schedule IV

IndyMac MBS, Inc.

Mortgage Pass-Through Certificates,

Series INDB 2005-1

Form of Monthly Report

[NOT APPLICABLE]

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